                                                                   EXHIBIT 10.8


                   SAVINGS AND PROFIT SHARING RETIREMENT PLAN
                           OF STEINBACH STORES, INC.
                     AND PARTICIPATING AFFILIATED COMPANIES
          (as amended and restated, effective as of February 11, 1995)


                              ARTICLE I.  THE PLAN

     1.1 Purpose of Plan. The purpose of the Plan is to allow Employees to elect to set aside a portion of their salaries on a before-tax basis in order to accumulate capital for their retirement, and to encourage Employee savings by matching such deferrals with Company contributions, to a maximum of 5 percent of compensation. The Plan is a profit sharing plan and the Plan and Trust are intended to meet the applicable requirements of sections 401(a), 401(k), and 501(a) of the Code.

     1.2 Applicability of Plan. The Plan originally was executed on October 31, 1994, effective as of October 1, 1994. Effective February 11, 1995, the Company is hereby amending and restating the Plan to change the rate of Matching Employer Contributions and to provide that no further Rollover Contributions may be made to the Plan. The provisions of this Plan, as amended and restated as set forth herein, are applicable only to Eligible Employees in the employ of the Company on or after February 11, 1995, except as specifically provided herein.

                            ARTICLE II.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. The masculine pronoun shall be deemed to refer either to a male or a female, whichever is appropriate in the context.

     2.1 "Accounts" shall mean the separate accounts maintained for each Member which represent his total proportionate interest in the Trust and which consist of the sum of the following:

     (a) "After-Tax Contributions Account" shall mean that portion of such Member's Accounts which evidences the value of the After-Tax Contributions made by the Member under the Prior Plan, if any, prior to February 1, 1987, including any gains and losses of the Trust attributable thereto;

     (b) "Before-Tax Contributions Account" shall mean that portion of such Member's Accounts which evidences the value of the Before-Tax Contributions made on his behalf by the Company, including any gains and losses of the Trust attributable thereto; "Supplemental Before-Tax Contributions Account" shall mean a subaccount of the Member's Before-Tax Contributions Account which evidences the value of the Supplemental Before-Tax Contributions made on his behalf by the Company, including any gains and losses of the Trust attributable thereto;

     (c) "Matching Employer Contributions Account" shall mean the portion of such Member's Accounts which evidences the value of the Matching Employer Contributions made on his behalf by the Company, including any gains or losses of the Trust attributable thereto;

     (d) "Discretionary Employer Contributions Account" shall mean the portion of such Member's Accounts which evidences the value of the Discretionary Employer Contributions made on his behalf by the Company, including any gains or losses of the Trust attributable thereto;

     (e) "Rollover Account" shall mean the portion of such Member's Accounts which evidences the value of the Rollover Contributions made by the Member prior to February 11, 1995, including any gains or losses of the Trust attributable thereto; and

     (f) "Transfer Account" shall mean the value of contributions that were previously contributed under another qualified plan maintained by the Company or an Affiliate or its predecessor, which are transferred to this Plan under section 4.17, including any gains or losses of the Trust attributable thereto.

Notwithstanding the foregoing provisions of paragraph (f) above, amounts transferred to this Plan from the Prior Plan effective October 1, 1994 shall be credited to the specific Account of the Participant identified in (a) through
(f) above, in the same manner as such amounts were credited under the Prior
Plan.

     2.2 "Affiliate" shall mean any corporation, trade, or business if it and the Company are members of a controlled group of corporations, are under common control, or are members of an affiliated service group, within the meaning of Code sections 414(b), 414(c), and 414(m), respectively. The term "Affiliate" shall also include any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o).

     2.3 "After-Tax Contributions" shall mean those supplemental member contributions" made by a Member to the Prior Plan, or a predecessor plan, prior to February 1, 1987.

     2.4  "Alternate Payee" shall mean any individual described in section
13.8(a).

     2.5  "Annual Addition" shall have the meaning set forth in section
4.14(c)(1).

     2.6  "Approved Leave of Absence" shall mean--

          (a) an absence during which an Employee shall be directly paid by the Company, or
          (b) an unpaid absence for reasons such as sickness, temporary disability, temporary layoff, jury duty, or military service, which absence is authorized by the Company.

     2.7 "Balance" shall mean as of a given date, the aggregate balances of a Member's After-Tax Contributions Account, Before-Tax Contributions Account, Discretionary Employer Contributions Account, Matching Employer Contributions Account, Rollover Account, and Transfer Account.

     2.8 "Before-Tax Contributions" shall mean the Contributions made by the Company on behalf of a Member pursuant to the Member's election to reduce his Compensation as described in section 4.2.

     2.9  "Beneficiary" shall mean the person or persons designated under section 7.4(d).

     2.10 "Board of Directors" means the Board of Directors of the Company.

     2.11 "Code," shall mean the Internal Revenue Code of 1986, as in effect at the time with respect to which such term is used.

     2.12 "Company" shall mean the Company and Participating Affiliates.

     2.13 "Compensation" shall mean:

          (1) wages within the meaning of Code section 3401(a) and all other payments to an Employee for which the Company is required to furnish the Employee a written statement under Code section 6041(d) and 6051(a)(3), and to the extent not otherwise included, Before-Tax Contributions under this Plan.

               Notwithstanding the foregoing, Compensation shall be modified to exclude the following items:

               (A)  reimbursements or other expense allowances,

               (B)  fringe benefits,

               (C) deferred compensation (other than Before-Tax Contributions under this Plan),

               (D)  welfare benefits,

               (E) amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Code Section 217 (except that with respect to a Highly Compensated Employee, Compensation shall be modified to exclude all amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, regardless of whether it is reasonable to believe at the time of the payment that these amounts are deductible by the Employee under Code section 217),

               (F) personal loans made by the Company or its Affiliates to an Employee which are forgiven, but only to the extent that the outstanding loan balance which is forgiven by the Company or its Affiliates is includable in the Member's gross income, and provided further that the Member is a Highly Compensated Employee, and

               (G) Severance payments made by the Company or its Affiliates to Employees who are Members.

          (2) Notwithstanding the foregoing, for purposes of the discrimination limits set forth in sections 4.9 and 4.12 of the Plan, "Compensation" shall mean an Employee's compensation, as defined in section 414(s) of the Code as determined by the Plan
               Administrator on a uniform and consistent basis   for all
               Employees, exclusive of compensation received by the Employee while he is not an Eligible Employee. Not withstanding the preceding sentence, the Plan Administrator may elect to include in "Compensation" any amounts excluded from wages by reason of an Employee's salary reduction election under a cafeteria plan under section 125 of the Code or a cash or deferred arrangement under section 401(k) of the Code, provided such election is made on a reasonable and consistent basis from year to year.

The maximum amount of Compensation taken into account under the Plan for any Plan Year shall be $150,000, or such other amount as is determined by the Secretary of the Treasury to reflect a cost-of-living adjustment under Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. In determining Compensation for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the employee and any lineal descendants who have not attained age 19 before the close of the Plan Year. If as a result of the application of the rules of Code section 414(q)(6), the limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such family member's Compensation as determined under this Section prior to the application of this limitation.

     2.14 "Computation Period" shall mean the Plan Year, except that in determining whether an Employee completes a Year of Eligibility Service under section 3.2 during the 12-month period following his commencement of employment, the term "Computation Period" shall mean that 12-month period.

     2.15 "Continuous Service" shall mean the period or uninterrupted employment from the later of the Employee's Employment Commencement Date or the date when he reaches age 18, to his Severance from Service, subject to the following rules:

     (a) The period of uninterrupted employment with a company (including any predecessor company) immediately prior to the date on which that company becomes an Affiliate, or its business is acquired by the Company or an Affiliate, shall be included in the Continuous Service of an Employee who was employed by such company at such date, to the extent determined by the Board of Directors.

     (b) Credit for Continuous Service when an Employee is reemployed after a Severance from Service shall be subject to the following provisions of this subsection:

          (1) If an Employee is reemployed after a Severance from Service and he is reemployed before a One Year Period of Severance occurs after such Severance from Service, the Continuous Service he had at such Severance from Service shall be reinstated upon his reemployment. If such Severance from Service resulted from a quit, discharge, or retirement, he shall receive credit (but not in excess of 12 months) for Continuous Service for the period between his Severance from Service and his reemployment, or if his Severance from Service is by reason of a quit, discharge, or retirement during any absence from employment of 12 months or less for any reason other than a quit, discharge, retirement, or death, and the Employee then performs an Hour of Service within 12 months of the date he was first absent from employment, he shall receive credit for Continuous Service for the period between his Severance from Service and his reemployment.

          (2) If upon incurring a Severance from Service the Employee had a vested interest in any portion of his Before-Tax Contributions, Matching Employer Contributions, Discretionary Employer Contributions, or Transfer Contributions, the Continuous Service he had at such time shall be reinstated upon the conclusion of his Severance from Service.

          (3) If neither (1) nor (2) is applicable, and if the number of One-Year Periods of Severance between his Severance from Service and reemployment does not equal or exceed the greater of five or the number of years of Continuous Service he had prior to his Severance from Service, his prior Continuous Service shall be reinstated upon the conclusion of his Severance from Service.

     (c) Continuous Service shall be calculated to completed twelfths of a year, where one complete calendar month of employment or 30 days of employment equals a "completed twelfth."

     (d) Continuous Service shall include periods recognized as Continuous Service under the Prior Plan.

     2.16 "Deferred Retirement Date" shall be the first day of the month coincident with or next following the Member's termination of employment with the Company or an Affiliate after his Normal Retirement Date.

     2.17 "Defined Benefit Fraction" shall have the meaning set forth in section 4.14(c)(2).

     2.18 "Defined Contribution Fraction" shall have the meaning set forth in section 4.14(c)(3).

     2.19 "Determination Date" shall have the meaning set forth in section 12.8(a).

     2.20 "Disability Retirement Date" shall mean the first day of the month coincident with or next following the date on which a Member's employment with the Company or an Affiliate terminates as a result of Permanent Disability.

     2.21 "Discretionary Employer Contributions" shall mean contributions made by the Company or a Participating Affiliate under section 4.4.

     2.22 "Domestic Relations Order" shall have the meaning set forth in section 13.8(b).

     2.23 "Effective Date" shall mean October 1, 1994. The effective date of this amendment and restatement of the Plan shall be February 11, 1995.

     2.24 "Eligible Employee" shall mean an Employee eligible to become a Member of the Plan as described in section 3. 1.

     2.25 "Employee" shall mean any individual employed by the Company or an Affiliate.

     2.26 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Company or an Affiliate.

     2.27 "Entry Date" shall mean the first day of the first payroll period that begins on or immediately after each February 1, May 1, August 1, and November 1 after the Effective Date and any other day as of which any Affiliate adopts the Plan with the approval of the Board of Directors.

     2.28 "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as in effect at the    time with respect to which such term is used.

     2.29 "Highly Compensated Employee" shall mean an individual determined by the company to meet the criteria set forth in Code section 414(q) and the regulations thereunder. For the purposes of section 4.10 hereunder, Highly Compensated Employee shall also mean an individual determined by the Company during a given Plan Year to be likely to meet the criteria set forth in Code section 414(q) and the regulations thereunder for that Plan Year.

     (a) The term "Highly Compensated Employee" generally means an Employee who during the current Plan Year or the immediately preceding Plan Year:

          (1) was at any time a five-percent (5%) owner, as defined in section 416(i) of the Code;

          (2) received compensation in excess of $75,000, as adjusted by the Secretary of the Treasury in accordance with section 415(d) of the Code;

          (3) received compensation in excess of $50,000, as adjusted by the Secretary of the Treasury in accordance with section 415(d) of the Code, and was in the top-paid group of Employees for such Plan Year; or

          (4) was at any time an officer and received compensation greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code.

     (b) With respect to the Plan Year for which the relevant determination is being made, an Employee not described in paragraph (a)(2), (a)(3), or
          (a)(4) above for the preceding Plan Year shall not be a Highly Compensated Employee unless such Employee is a member of the group consisting of the 100 Employees paid the greatest compensation during the Plan Year for which such determination is being made.

     (c) An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation for such Plan Year. For purposes of determining the number of Employees in the top-paid group, Employees described in section 414(q)(8) of the Code shall be excluded to the extent (1) permitted under section 414(q)(8) of the Code and regulations thereunder and (2) elected by the Plan Administrator.

     (d) For purposes of paragraph (a)(4), no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten (10) percent of the Employees, excluding Employees described in section 414(q)(8) of the Code disregarded for purposes of identifying the top-paid group of Employees) shall be treated as officers, and if for any Plan Year no officer is described in such paragraph, the highest paid officer for such Plan Year shall be treated as described in such paragraph.

     (e) If any person is a member of the family of a five-percent (5%) owner who is an Employee or former Employee or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees with the greatest compensation for the Plan Year, such person shall not be considered a separate Employee. In such case, the family member (or family members) and five-percent (5%) owner or Highly Compensated Employee shall be treated as a single Highly Compensated Employee receiving compensation and Plan contributions equal to the sum of the compensation and Plan contributions of the family member(s) and the five-percent (5%) owner or Highly Compensated Employee. The term "family" shall mean, with respect to any Employee or former Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

     (f) A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee while an active Employee in either the Plan Year in which such Employee separated from service or in any Plan Year ending on or after his 55th birthday.

     (g) For purposes of this Section 2.29, "compensation" shall mean compensation as defined in section 415(c)(3) of the Code that is paid to the Employee during the applicable period, but including amounts that are excluded from gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code.

     2.30 "Hours of Service".

     (a) General Rule. The words "Hours of Service" shall mean each hour for which the Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate--

          (1)  for the performance of duties,

          (2) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoffs jury duty, military duty, or an Approved Leave of Absence, or

          (3) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding paragraphs.

     (b)  Applicable Computation Period

          (1) Hours of Service described in paragraph (a)(1) shall be credited to the Computation Period in which the duties are performed.

          (2) Hours of Service described in paragraph (a)(2) shall be credited to the Computation Period in which the Employee is compensated for such Hours of Service.

          (3) Hours of Service described in paragraph (a)(3) shall be credited to the Computation Period to which the award, agreement, or payment pertains.

          (4)  Notwithstanding anything to the contrary in paragraph (a)(1),
               (a)(2), or (a)(3), in the case of Hours of Service to be credited to the Employee in connection with a payroll period of no more than 31 days which extends beyond the end of a Computation Period, all such Hours of Service shall be credited to the following Computation Period.

     (c) Hours Not Counted. This subsection limits the Hours of Service credited for periods during which no duties are performed and applies whether or not Hours of Service otherwise would have been counted for such periods under paragraph (a)(2).

          (1) Unpaid Time. An hour for which an Employee is not paid, either directly or indirectly, shall not be credited except in the case of an Approved Leave of Absence. Notwithstanding the foregoing, an Employee shall receive one Hour of Service for each hour of the normally scheduled work hours for each day during any period he is on a leave of absence from work with the Company or an Affiliate for military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans reemployment rights; provided that if he fails to report to work at the end of such leave during which he has reemployment rights he shall not receive credit for hours on such leave.

          (2) Worker's Compensation, Disability Insurance, Unemployment Compensation. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performed no duties shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

          (3) Medical Reimbursement. Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

          (4) 501 Hour Limitation. Not more than 501 Hours of Service shall be credited under paragraph (a)(2) on account of any single period during which the Employee performs no duties (whether or not such period occurs in a single calendar year).

     (d) Maternity and Paternity Absence. Solely for purposes of determining whether a One-Year Break in Service has occurred, an Employee shall be credited with an Hour of Service for each hour which would have been credited to such Employee but for such Employee's absence from employment for maternity or paternity reasons. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence--

          (1)  by reason of the pregnancy of the Employee,

          (2)  by reason of the birth of a child of the Employee,

          (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

          (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. No more than 501 Hours of Service shall be credited under this subsection (d) for any such absence. Hours of Service credited under this subsection (d) shall be credited in the first Computation Period in which such crediting is necessary to prevent a One-Year Break in Service. In order for an absence to be considered as on account of the reasons described in this paragraph, an Employee shall provide the Plan Administrator information establishing
               (A) that the absence from work is for reasons set forth in this paragraph, and (B) the number of days for which there was such an absence. Nothing in this paragraph shall be construed as expanding or amending any maternity or paternity leave policy of the Company.

     (e) Equivalent Hours. When no time records are available, an Employee shall be given credit for 45 Hours of Service for each week for which the Employee otherwise would have been credited with at least one Hour of Service.

     (f) Determination of Hours. All Hours of Service shall be determined in accordance with section 2530.200b-2(b) of the Department of Labor regulations, which are incorporated herein by this reference.

     2.31 "Investment Funds" shall mean any fund, contract, obligation, or other mode of investment, as selected from time to time by the Plan Administrator, for the investment of Members' Accounts under section 5.1. The Plan Administrator shall have discretion to terminate such funds and establish new funds as it shall deem appropriate in accordance with section 5.1.

     2.32 "Key Employee" and "Non-Key Employee" shall mean any individual described in section 12.8(b) and 12.8(c), respectively.

     2.33 "Leased Employee" shall mean any individual described in section 11.3(a).

     2.34 "Leasing Organization" shall mean any entity described in section 11.3(b).

     2.35 "Leasing Organization Pension Plan" shall mean any plan described in section 11.3(c).

     2.36 "Limitation Compensation" shall have the meaning set forth in section 4.14(c)(4).

     2.37 "Matching Employer Contributions" shall mean contributions made by the Company or a Participating Affiliate under section 4.3.

     2.38 "Member" shall mean any Eligible Employee who has enrolled in the Plan under section 3.3.

     2.39 "Normal Retirement Date" shall mean the first day of the month in which a Member attains his sixty-fifth birthday.

     2.40 "One-Year Break in Service" shall mean a Computation Period in which an Employee is credited with less than 501 Hours of Service.

     2.41 "One-Year Period of Severance" shall mean--

     (a) Each 12-consecutive month period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that the Employee does not perform an Hour of Service for the Company or any Affiliate during such period.

     (b) Solely for purposes of determining whether a One-Year Period of Severance has occurred, in the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the Employee's Severance from Service shall not be treated as a Period of Severance. An absence from work for maternity or paternity reason means an absence by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for an absence to be considered as on account of the reasons described in this paragraph, an Employee shall provide the Plan Administrator information establishing (1) that the absence from work is for reasons set forth in this paragraph, and (2) the number of days for which there was such an absence. Nothing in this paragraph shall be construed as expanding or amending any maternity or paternity leave policy of the Company.

     2.42 "Participating Affiliate" shall mean any domestic Affiliate which adopts the Plan with the approval of the Board of Directors. Any such adoption of the Plan shall be effective as of the February 1, May 1, August 1, or November 1 which is coincident with or next following the approval of the Board of Directors, unless another date is specified by the Board of Directors.

     2.43 "Permanent Disability" shall mean a mental or physical disability or illness which prevents an Employee from engaging in any occupation or employment for remuneration or profit, as determined by the Plan Administrator, provided such disability--

     (a) was not contracted, suffered or incurred while the Employee was engaged in, or did not result from his having engaged in, a criminal enterprise, or

     (b) did not result from his habitual drunkenness or addiction to narcotics, or

     (c)  did not result from an intentionally self-inflicted injury, or

     (d) did not result from service in the Armed Forces of any country, which prevents return to employment with a Company or an Affiliate, and for which the Employee receives a military pension.

     2.44 "Plan" shall mean the Savings and Profit Sharing Retirement Plan of Steinbach Stores, Inc. and Participating Affiliated Companies, the profit sharing plan set forth herein.

     2.45 "Plan Administrator" shall mean the committee appointed by the Board of

     Directors pursuant to the provisions of Article IX hereof.

     2.46 "Plan Year" shall mean the period commencing on October 1, 1994 and ending on January 31, 1995 and thereafter means the 12-month period beginning with February 1 and ending with January 31.

     2.47 "Prior Plan" shall mean the Savings and Profit Sharing Retirement Plan of American Retail Group, Inc. and Participating Affiliated Companies, as in effect on October 1, 1994.

     2.48 "Qualified Domestic Relations Order" shall mean any Domestic Relations Order described in section 13.8(c).

     2.49 "Related Person" shall mean any person described in section 11.3(d).

     2.50 "Retirement Date" shall mean the Member's Normal Retirement Date, Deferred Retirement Date, or Disability Retirement Date.

     2.51 "Rollover Contributions" shall mean the amounts described in section 4.16(b).

     2.52 "Salary Reduction Agreement" shall mean an agreement described in section 4.6.

     2.53 "Severance from Service" shall mean a termination of employment with the Company and Affiliates provided, however, that the transfer of an Employee by the Company or an Affiliate to employment from another Affiliate shall not constitute a Severance from Service, and provided further that a Severance from Service shall occur on the earliest to occur of (a), (b), or (c) below:

     (a) The date as of which the Employee quits, is discharged, retires, or dies, or

     (b) The first anniversary of the date when the Employee is first absent from employment because of an Approved Leave of Absence authorized by the Company or because of a layoff on account of reduction in work force, provided the Employee fails to return to work following the expiration of his Approved Leave of Absence or the date upon which the Company recalls the Employee following a layoff, or

     (c) The first anniversary of the first day of an Employee's absence from employment with the Company and its Affiliates for any reason other than in (a) or (b), above.

Notwithstanding the foregoing, an Employee who is absent on account of service in the armed forces of the United States of America shall not incur a Severance from Service in contradiction of federal law.

     2.54 "Supplemental Before-Tax Contributions" shall mean any Before-Tax Contributions made on a Member's behalf which are in excess of 5 percent of such Member's Compensation for any Plan Year.

     2.55 "Transfer Contributions" shall mean those Company contributions that were previously contributed under another qualified plan maintained by the Company or an Affiliate or its predecessor which have been transferred to this Plan under section 4.17.

     2.56 "Trust" shall mean the trust established by and under the Trust Agreement in connection with the Plan under which Plan assets are held and invested and from which all benefits under the Plan are paid.

     2.57 "Trust Agreement" shall mean the agreement by and between the Company and the Trustee as currently in effect and as it may hereafter be amended.

     2.58 "Trustee" shall mean the person or persons acting as trustee of the Trust.

     2.59 "Valuation Date" shall mean the last day of each month and other dates elected by the Plan Administrator.

     2.60 "Year of Eligibility Service" for an Employee shall have the meaning set forth in section 3.2.


                    ARTICLE III.  PARTICIPATION AND SERVICE

     3.1     Eligibility to Commence Participation.

     (a) Existing Employees. Each Employee of the Company on October 27, 1994 who was a member of the Prior Plan on such date shall automatically become a Member under this Plan on the Effective Date.

     (b) In General. Each Employee of the Company (including an Employee who is on an Approved Leave of Absence or layoff) (1) who is not a member of a collective bargaining unit covered under a collective bargaining agreement (unless such agreement specifically provides for coverage of such bargaining unit members in the Plan), (2) who is not, as to the United States, a non-resident alien with no U.S. source income from the Company, and (3) who receives Compensation from the Company on a salaried or hourly basis shall be eligible to become a Member on the Entry Date coincident with or next following the date the Employee attains his twenty-first birthday and has completed one Year of Eligibility Service.

     3.2 Year of Eligibility Service. "Year of Eligibility Service" means any Computation Period during which the Employee completes at least 1,000 Hours of Service beginning on the

Employee's Employment Commencement Date, or any February 1 thereafter. Notwithstanding the foregoing sentence, if an Employee has a termination of employment, incurs one or more One Year Breaks in Service, and is subsequently reemployed, such Employee's Years of Eligibility Service completed prior to such One-Year Breaks in Service shall be disregarded if--

     (a) the number of such Employee's consecutive One-Year Breaks in Service equals or exceeds the greater of (1) five, or (2) the aggregate number of his Years of Eligibility Service completed immediately prior to the commencement of the first of such consecutive One-Year Breaks in Service, and

     (b) at the time of his termination of employment such Employee had no vested interest in his Before-Tax Contributions Account, Matching Employer Contributions Account, Discretionary Employer Contributions Account, or Transfer Account.

     3.3 Participation, Enrollment Forms. An Eligible Employee who qualifies to become a Member in accordance with section 3.1 may enroll as a Member as of the Entry Date coincident with or next following the date he first qualifies as a Member, by filing with the Company an enrollment form prescribed by the Plan Administrator. Such form shall--

     (a)     designate the rate of his Before-Tax Contributions;

     (b)     serve as a Salary Reduction Agreement pursuant to section 4.6;

     (c)     serve as an investment election pursuant to section 5.3; and

     (d) serve as a Beneficiary designation pursuant to section 7.4(d). The Plan Administrator shall file an enrollment form on behalf of any Eligible Employee who fails to do so within a reasonable time after his eligibility, in which the Plan Administrator shall designate a zero rate of Before-Tax Contributions and elect the Fixed Income Fund (or such other Fund or Funds as the Plan Administrator determines is appropriate) as the investment election pending receipt of a form filed by such Eligible Employee.

     3.4     Eligibility for Contributions.

     (a) Before-Tax Contributions. An Eligible Employee may elect to have Before-Tax Contributions made on his behalf as soon as he becomes a Member. If he does not elect to have Before-Tax Contributions made when he first becomes a Member, then Before-Tax Contributions shall begin for the first payroll period coinciding with or next following any February 1, May 1, August 1, or November 1 thereafter, provided the Eligible Employee submits the enrollment form described in section 3.3 on which he elects to have Before-Tax Contributions made on his behalf at least 30 days prior to the effective date of such change.

     (b)     Matching Employer Contributions and Discretionary Employer
Contributions.

An Eligible Employee shall be eligible to have Matching Employer Contributions and Discretionary Employer Contributions made on his behalf as soon as he becomes a Member.

     3.5 Layoffs and Leaves of Absence, Reemployed Members. A Member who is on an unpaid Approved Leave of Absence or has been laid off by the Company due to a curtailment or reduction in force shall not be eligible to make Before-Tax Contributions to the Plan for the period of his unpaid Approved Leave of Absence or layoff, as applicable. Upon return to active employment following the expiration of his Approved Leave of Absence or upon rehire following a layoff, as applicable, the Member's Before-Tax Contributions will resume as of the next payroll date following his date of rehire at the same rate as in effect on the date of the Approved Leave of Absence or layoff, unless the Member elects to continue to suspend Before-Tax Contributions to the Plan by giving the Plan Administrator written notice prior to the date of rehire.

     3.6 Cessation of Participation. Participation hereunder shall cease upon the complete distribution of the Member's Accounts.


                   ARTICLE IV.  CONTRIBUTIONS AND ALLOCATIONS

     4.1 After-Tax Contributions. No After-Tax Contributions shall be permitted to the Plan.

     4.2     Before-Tax Contributions.

     (a) Limitation Applicable to Non-Highly Compensated Employees. The Company shall contribute to the Trust for each payroll period on behalf of each Member who is not a Highly Compensated Employee an amount equal to the amount by which the Member's Compensation for such payroll period has been reduced under a Salary Reduction Agreement as described in section 4.6, but not in excess of 15 percent of a Member's Compensation.

     (b) Limitation Applicable to Highly Compensated Employees. The Company shall contribute to the Trust for each payroll period on behalf of each Member who is a Highly Compensated Employee an amount equal to the amount by which the Member's Compensation for such payroll period has been reduced under a Salary Reduction Agreement as described in section 4.6, but not in excess of 10 percent of a Member's Compensation.

     (c) Payment to Trustee. Before-Tax Contributions shall be transferred to the Trustee and invested by the Trustee in the Investment Fund designated by the Member under section 5.3 as soon as practicable after the end of the month in which such payroll period ends. Contributions under this section on behalf of each Member shall be credited to the Member's Before-Tax Contributions Account.

     4.3 Matching Employer Contributions. The Company shall make a contribution for each Plan Year on behalf of each Member of 100 percent of such Member's Before-Tax Contributions for the Plan Year, but not in excess of three percent of the Member's Compensation for such Plan Year. Matching Employer Contributions shall be transferred to the Trustee and invested by the Trustee in the Investment Fund designated by the Member under section 5.3 as soon as practicable, but in no event later than the time prescribed by law for filing the Company's Federal income tax return for such taxable year (including extensions thereof) as contemplated by Code section 404(a)(6). Matching Employer Contributions shall be credited to the Member's Matching Employer Contributions Account.

     4.4     Discretionary Employer Contributions.

     (a) Amount of Discretionary Employer Contributions. For any Plan Year the Company may pay to the Trustee a Discretionary Employer Contribution in such amount as may be voted by the Board of Directors. The Board of Directors shall make all determinations of the amount of Discretionary Employer Contributions, if any, which may vary from Participating Affiliate to Participating Affiliate so long as such variances do not operate to discriminate in favor of Highly Compensated Employees. Any Discretionary Employer Contributions shall be allocated in accordance with subsection (b) below. Such contribution shall be transferred to the Trustee and invested by the Trustee in the Investment Fund designated by the Member under section 5.3 as soon as practicable after the end of the Plan Year to which such contribution is made, but in no event later than the time prescribed by law for filing the Employer's return for such taxable year (including extensions thereof) as contemplated by Code section 404(a)(6). Discretionary Employer Contributions shall be credited to the Member's Discretionary Employer Contributions Account.

     (b)  Allocation of Discretionary Employer Contributions.

          (1) Schedule. As soon as practicable after the end of each Plan Year, the Plan Administrator shall construct a schedule showing--

               (A) the amount of the Discretionary Employer Contributions, if any, for the Plan Year, and

               (B)  the name of each Member--

                    (i) who was an Employee in the employ of the Company on the last day of such Plan Year, or

                    (ii) whose employment terminated on a Normal Retirement
                         Date, Disability Retirement Date, or Deferred Retirement Date during such Plan Year, or

                    (iii)   who died during such Plan Year, and

               (C) opposite the name of each such Member the amount of Compensation paid to him by the Company during such Plan Year while an Eligible Employee and the name of the Company or the Participating Affiliate for whom such Member is employed.

          (2) Formula. Upon receiving the total Discretionary Employer Contributions, if any, made by the Company or a Participating Affiliate for such Plan Year, the Plan Administrator will cause the Trustee to allocate the Discretionary Employer Contributions (which may vary from the Company to Participating Affiliate or Participating Affiliate to Participating Affiliate) to the Discretionary Employer Contributions Account of each Member listed on the schedule in proportion to his Compensation.

          (3) Allocation of Discretionary Employer Contributions to Members Who Are Shared Employees. For purposes of this subsection (b), those Members who are employed (or are paid) by the Company or a Participating Affiliate but who perform substantial services for another Participating Affiliate or Participating Affiliates shall be assigned to the Participating Affiliate for whom they are deemed to perform primary services. Such determination shall be made by the Board of Directors, or if the Board of Directors so provides pursuant to a written resolution, by the Plan Administrator.

     4.5  Limitation on Company Contributions.  The total amount of
Before-Tax Contributions made pursuant to section 4.2, Matching Employer Contributions made pursuant to section 4.3, and Discretionary Employer Contributions made pursuant to section 4.4 for any Plan Year shall not exceed an amount equal to 15 percent of the Compensation of all Members during the Plan Year.

     4.6  Salary Reduction Agreement.  In order to have Before-Tax
Contributions made on his behalf, an Eligible Employee shall execute a Salary Reduction Agreement with the Company on a form prescribed by the Plan Administrator whereby his Compensation for each payroll period shall be reduced by a specified whole percentage from one percent to ten percent and whereby the Company agrees to contribute on the Employee's behalf to the Plan for such payroll period the amount specified in section 4.2 as Before-Tax Contributions. The initial agreement shall be effective for payroll periods commencing on and after the date on which participation begins under section 3.3, and shall be effective until canceled or amended. Notwithstanding the foregoing, an Eligible Employee who is not a Highly Compensated Employee may execute a Salary Reduction Agreement with the Company on a form prescribed by the Plan Administrator whereby his Compensation for each payroll period shall be reduced from 1 percent to 15 percent and whereby the Company agrees to contribute on the Employee's behalf for such payroll period the amount specified in section 4.2 as Before-Tax Contributions.

     4.7      Change and Suspension of Contributions.

     (a) Change. A Member may change the amount of his contributions for any Plan Year made under section 4.2 as of the first payroll period coinciding with or next following any February 1, May 1, August 1, or November 1 thereafter, by giving written notice to the Plan Administrator at least 30 days prior to the date on which he desires the change to be effective, or such later date as the Plan Administrator may establish.

     (b) Suspension. A Member may suspend or discontinue his contributions for any Plan Year under section 4.2 as of any payroll date by giving written notice to the Plan Administrator at least 30 days prior to such date, or such later date as the Plan Administrator may establish. During a period of suspension of contributions, no Matching Employer Contributions shall be made on behalf of such Member.

     (c) Resumption of Contributions. A Member for whom contributions under section 4.2 have been suspended may resume such contributions as of the first payroll period coinciding with or next following any February 1, May 1, or August 1, November 1 following the date of such discontinuance or suspension, provided notice of such election is filed with the Plan Administrator at least 30 days prior to the effective date of such resumption or at such later date as the Plan Administrator shall establish.

     4.8      Maximum Before-Tax Contributions.

     (a) Annual Limitation. Notwithstanding anything contained herein to the contrary, Before-Tax Contributions made on behalf of an Eligible Employee under this Plan together with elective deferrals (as defined in section 402(g) of the Code) under any other plan or arrangement maintained by the Company or an Affiliate shall not exceed $7,000 (as adjusted in accordance with section 402(g) of the Code and regulations thereunder). Furthermore, should a Member claim that his Before-Tax Contributions under this Plan when added to his other elective deferrals under any other plan or arrangement (whether or not maintained by the Company or an Affiliate) exceed the limit imposed by section 402(g) of the Code for the calendar year in which the deferrals occurred, the Plan Administrator notwithstanding any other provision of the Plan shall distribute, by April 15 of the following calendar year, the amount of Before-Tax Contributions specified in the Member's claim, plus income thereon determined in the manner described in section 4.11(c). The Member's claim shall be in writing and shall be submitted to the Plan Administrator no later than the March 1 following the calendar year in which such deferrals occurred. Notwithstanding anything in this section 4.8 to the contrary, a Member shall be deemed to have made a claim for distribution of excess deferrals from the Plan to the extent that his Before-Tax Contributions together with his elective deferrals under any other plan or arrangement maintained by the Company or an Affiliate exceed the limit imposed by section 402(g) of the Code for the calendar year.

     (b) Coordination with Other Distributions. The amount of excess Before-Tax Contributions distributed under this section 4.8 shall be reduced by any excess contributions previously distributed under section 4.11 or returned to the Member pursuant to section 4.14(d).

     (c) Forfeiture of Related Matching Employer Contributions. In the event a Member receives a distribution of excess Before-Tax Contributions pursuant to subsection (a) and, after application of section 4.13 for such year, any Matching Employer Contributions allocated to the Participant by reason of the distributed Before-Tax Contributions remain in the Member's Account, the Member shall forfeit such Matching Employer Contributions (plus income thereon), whether or not such amounts would otherwise be vested. Amounts forfeited shall be used to reduce future Matching Employer Contributions made pursuant to section 4.3.

     4.9 Limitation on Before-Tax Contributions. In no event shall the Company make Before-Tax Contributions for any Plan Year that would cause the actual deferral percentage of the group of Highly Compensated Employees who are Eligible Employees to exceed the greater of --

     (a) one and one-quarter times the actual deferral percentage of the group of all other Eligible Employees; or

     (b) the lesser of (1) two times the actual deferral percentage of the group of all other Eligible Employees or (2) the actual deferral percentage of the group of all other Eligible Employees plus two percentage points.

The "actual deferral percentage" for each such group of Eligible Employees for a Plan Year is the average of the ratios (expressed as a percentage to the nearest one-hundredth of one percent), calculated separately for each Employee in each such group, of (A) the Eligible Employee's Before-Tax Contributions for the Plan Year (excluding any Before-Tax Contributions that are (i) taken into account in determining the "contribution percentage" under section 4.12, (ii) distributed to an Eligible Employee who is not a Highly Compensated Employee pursuant to a deemed claim for distribution under section 4.8, or (iii) returned to the Employee pursuant to section 4.14) plus, in the case of any Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Company or an Affiliate, elective deferrals made on his behalf under all such arrangements (excluding those that are not permitted to be aggregated under Treas. Reg. Section 1.401(k)-l(b)(3)(ii)(B)) for the Plan Year, to (B) the Employee's Compensation for the Plan Year. The ratio of any Highly Compensated

Employee described in section 2.29(e) shall be determined by aggregating the Compensation and Before-Tax Contributions of all family members who are Eligible Employees and are required to be treated as a single Employee. Except to the extent taken into account in the preceding sentence, the Compensation and Before-Tax Contributions of each such family member shall not be taken into account in determining the actual deferral percentage for the group of Eligible Employees who are not Highly Compensated Employees or for the group of Eligible Employees who are Highly Compensated Employees.

     4.10 Adjustment of Before-Tax Contributions During Plan Year. If the Plan Administrator determines that the nondiscrimination test set forth in section 4.9 otherwise might not be met for the Plan Year, the Plan Administrator may reduce the maximum percentage of Compensation at which Highly Compensated Employees may elect to have Before-Tax Contributions made on their behalf to such percentage, if any, as the Plan Administrator determines appropriate to ensure that such test will be met for such Plan Year. Such a reduction may be imposed for the entire Plan Year or any part thereof.

     4.11    Excess Before-Tax Contributions After Plan Year.

     (a) Correction of Excess Before-Tax Contribution After Plan Year. If the Plan Administrator determines after the end of the Plan Year that the nondiscrimination test set forth in section 4.9 has not been met, excess Before-Tax Contributions (adjusted to reflect any income or losses allocable to such excess) of the Highly Compensated Employees shall be returned to such Highly Compensated Employees to eliminate excess Before-Tax Contributions.

     (b) Determination of Amount of Excess Before-Tax Contributions. The amount of excess Before-Tax Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced to the extent necessary to--

             (1) enable the Plan to satisfy the actual deferral percentage limitation set forth in section 4.9, or

             (2) cause such Highly Compensated Employee's actual deferral percentage to equal the percentage of the Highly Compensated Employee with the next highest actual deferral percentage.

This process must be repeated until the Plan satisfies the actual deferral percentage limitation.

     (c) Return of Excess Before-Tax Contributions. Excess Before-Tax Contributions which are returned to Highly Compensated Employees pursuant to this section 4.11 shall be distributed to such Employees as soon as practicable but in no event later than 12 months after the close of the Plan Year for which such contributions were made, without regard to any limitation otherwise imposed by law or by the provisions of this Plan. Any distribution of Before-Tax Contributions shall include a distribution of the income, if any, allocable to such contributions. Such income shall be equal to the allocable gain or loss for the Plan Year, and the period between the end of the Plan Year and the date of distribution, and shall be determined by the Plan Administrator in a manner uniformly applicable to all Members and consistent with Treasury regulations. In addition, in the event of the return of excess Before-Tax Contributions under this subsection (c), the provisions of section 4.8(c) regarding forfeiture of related Matching Employer Contributions shall apply.

     (d) Coordination with Other Distributions. The amount of excess Before-Tax Contributions distributed under this section 4.11 shall be reduced by any excess contributions previously distributed under section 4.8.

     4.12 Limitation on Matching Employer Contributions. In no event shall Matching Employer Contributions for any Plan Year be made which would cause the contribution percentage of the group of Highly Compensated Employees who are Eligible Employees to exceed the greater of

     (a) one and one-quarter times the contribution percentage of the group of all other Eligible Employees, or

     (b) the lesser of (1) two times the contribution percentage of the group of all other Eligible Employees or (2) the contribution percentage of the group of all other Eligible Employees plus two percentage points.

The "contribution percentage" for each such group of Eligible Employees for a Plan Year is the average of the ratios (expressed as a percentage to the nearest one-hundredth of one percent), calculated separately for each Employee in each such group, of (A) the Matching Employer Contributions allocated to a Participant's Account for the Plan Year, plus in the case of any Highly Compensated Employee who is eligible to participate in more than one plan maintained by the Company or an Affiliate to which employee or matching contributions are made, after-tax employee contributions and employer matching contributions made on his behalf under all such plans (excluding those that are not permitted to be aggregated under Treas. Reg. Section 1.401(m)1(b)(3)(ii)) for the Plan Year, to (B) the Member's Compensation for the Plan Year. To the extent permitted by applicable regulations, the Plan Administrator may elect to take Before-Tax Contributions into account in determining the contribution percentage. The ratio of any Highly Compensated Employee described in section 2.29(e) shall be determined by aggregating the Compensation and Matching Employer Contributions of all family members who are Eligible Employees and are required to be treated as a single Employee. Except to the extent taken into account in the preceding sentence, the, Compensation and Matching Employer Contributions of each such family member shall not be taken into account in determining the contribution percentage for the group of Eligible Employees who are not Highly Compensated Employees or for the group of Eligible Employees who are Highly Compensated Employees.

     4.13    Excess Aggregate Contributions After Plan Year.

     (a) Correction of Excess Aggregate Contributions After Plan Year. If the Plan Administrator determines after the end of the Plan Year that the nondiscrimination test set forth in section 4.12 has not been met, and a portion of certain Highly Compensated Employees' Accounts therefore constitutes "excess aggregate contributions," as defined under Code section 401(m)(6)(B), such excess aggregate contributions shall be adjusted, within twelve (12) months of the close of the Plan Year to which the adjustment applies, by distributing, or to the extent applicable, forfeiting, Matching Employer Contributions (adjusted for earnings or losses attributable thereto) until no excess aggregate contributions remain in the Plan. Any distribution or forfeiture of Matching Employer Contributions pursuant to this subsection (a) shall include a distribution or forfeiture of the income, if any, allocable to such contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year, and the period between the end of the Plan Year and the date of distribution, and shall be determined by the Plan Administrator in a manner uniformly applicable to all Members and consistent with Treasury regulations. Matching Employer Contributions forfeited hereunder shall be used to reduce future Matching Employer Contributions made pursuant to
             Section 4.3.

     (b) Determination of Amount of Excess Aggregate Contributions. The amount of excess aggregate contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the actual contribution percentage of a Highly Compensated Employee with the highest actual contribution percentage is reduced to the extent required to--

             (1) enable the Plan to satisfy the actual contribution percentage limitation, or

             (2) cause such Highly Compensated Employee's actual contributions percentage to equal the percentage of the Highly Compensated Employee with the next highest actual contribution percentage. This process must be repeated until the Plan satisfies the actual contribution percentage limitation.

     (c) Restriction on Multiple Use of Alternative Limit. If the discrimination limits set forth in sections 4.9 and 4.12 of the Plan would otherwise be satisfied only by use of the alternative limitation set forth in subsection (b) of sections 4.9 and 4.12 of the Plan, the "contribution percentage" of Highly Compensated Employees shall be reduced in the manner described in section 4.13(a) and (b) of the Plan until the "aggregate limit" (as defined in Treasury Regulation section 1.401(m)-(2)) is satisfied.

     (d) Application of Discrimination Limits. Notwithstanding any provision of the Plan to the contrary:

             (1) for purposes of sections 4.9, 4.12 and 4.13(c), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Company or an Affiliate to the extent that this Plan is aggregated with any such other plan for purposes of satisfying Code section 410(b) (other than Code section 410(b)(2)(A)(ii)); and

             (2) in the case of a Highly Compensated Employee whose actual deferral percentage or contribution percentage is determined by aggregating Compensation and contributions of family members, the actual deferral percentage or contribution percentage shall be reduced as described in section 4.11 or 4.13, whichever applies, and any excess amounts shall be allocated among the family members in proportion to the contributions of each family member that has been aggregated.

     4.14    Limitation on Annual Additions.

     (a) General Limitation. Notwithstanding the foregoing provisions of this Article IV, the amount of Annual Addition with respect to a Member for a Plan Year shall not exceed the lesser of--

             (1) $30,000 or, if greater, one-fourth of the defined benefit dollar limitation in effect for the Plan Year under Code section 415(b)(1)(A), or

             (2) 25 percent of the Member's Limitation Compensation (as defined in section 4.14(c)(4) of the Plan below) for such Plan Year.

             Notwithstanding the foregoing, any contribution made after a Member's termination of employment with the Company for the purpose for providing medical care (within the meaning of Code section 419A(f)(2)) and any amount otherwise treated as an Annual Addition under Code section 415(1)(l), shall not be treated as an Annual Addition for purposes of section 4.14(a)(2) above.

     (b) Limitation for Member Also Covered by Defined Benefit Plan. In the case of a Member who is or has been covered under a qualified defined benefit plan maintained by the Company, the Projected Annual Benefit (as defined below) under such defined benefit plan shall be reduced (prior to any reduction under this

             Plan) to the extent necessary to ensure that the sum of the Defined Contribution Fraction (as defined below) and the Defined Benefit Fraction (as defined below) does not exceed 1.0 for any Plan Year.

     (c)     Definitions.  For purposes of this section,

             (1) Annual Addition. "Annual Addition" means, for any Member for any Plan Year, the sum of--

                      (A) the Company's contributions made for him under "any defined contribution plan" for the year;

                      (B)     Employee contributions;

                      (C) forfeitures allocated to him under any defined contribution plan for the year; and

                      (D) amounts allocated on his behalf to any individual medical account under sections 401(h)(6) and 419A(d) of the Code.

             "Any defined contribution plan" means all defined contribution plans of the Company considered as one plan. For purposes of this section 4.14, the Plan Year shall be the limitation year and the term "Company" shall include all Affiliates of the Company provided, however, that "Affiliate" shall have the meaning prescribed in section 2.2, but with the application of Code sections 414(b) and (c) modified by Code section 415(h).

             (2) "Defined Benefit Fraction" means a fraction, the numerator of which is the sum of the Member's Projected Annual Benefits under all qualified defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of--

                      (A) 1.25 times the dollar limitation of Code section 415(b)(1)(A) in effect for the Plan Year, or

                      (B) 1.4 times the Member's average Limitation Compensation for the three consecutive Plan Years that produce the highest average.

             (3) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Member's accounts under all qualified defined contribution plans (whether or not terminated) maintained by the Company for the current Plan Year and all prior years of service with the Company, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Company--

                      (A) 1.25 times the dollar limitation in effect under Code section 415(c)(1)(A) for such year, or

                      (B) 1.4 times the amount which may be taken into account under section 4.14(a)(2) above.

             (4) "Limitation Compensation" means the total of regular, overtime, bonus, and other cash compensation paid or made available to the Employee during the Plan Year for services rendered to the Company during the Plan Year, but not including Before-Tax Contributions or the items listed in Treasury Regulations section 1.415-2(d)(3) (relating to deferred compensation, stock options, and proceeds from the sale of certain securities).

             (5) "Projected Annual Benefit" means the annual benefit to which the Member would be entitled under the terms of a defined benefit plan, if-

                      (A) the Member continued in covered employment until his Normal Retirement Date (or current age, if later), and

                      (B) the Member's Limitation Compensation for the Plan Year and all other relevant factors used to determine such benefit remained constant until such Normal Retirement Date (or current age, if later).

     (d) Procedure by Which Excess Annual Additions Shall be Reduced. If the amount otherwise allocable to the Account of a Member would exceed the amount described in subsection (a) above as a result of the reallocation of forfeitures, a reasonable error in estimating the Member's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g) of the Code) that may be made under the limitations of section 415 of the Code, or such other circumstances as permitted by law, the Plan Administrator shall determine which portion, if any, of such excess amount is attributable to the Member's Before-Tax Contributions, and/or Matching Employer Contributions, and/or Discretionary Employer Contributions, if any, until such amount has been exhausted. To the extent any portion of a Member's Before-Tax Contributions are determined to be excess Annual Additions, such Before-Tax Contributions, with income thereon, shall be returned to the Member as soon as administratively practicable. To the extent any portion of the Matching Employer Contributions and/or Discretionary Employer Contributions allocable to a Member are determined to be excess Annual Additions, while the Member remains an Eligible Employee, his excess Matching Employer Contributions and/or Discretionary Employer Contributions shall be held in a suspense account (which shall share in investment gains and losses of the Trust) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Member's Account before any Matching Employer Contributions and/or Discretionary Employer Contributions are made on his behalf for the Plan Year. When the Member ceases to be an Eligible Employee, his excess Matching Employer Contributions and/or Discretionary Employer Cont held the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Members in the Plan.

     4.15    Return of Contributions.

     (a) Each contribution made by the Company pursuant to sections 4.2, 4.3 and 4.4 is hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contribution is made.

     (b) Except as provided in this section 4.15, the Company and its Affiliates shall have no right, title, or interest in the contributions made to the Trust under the Plan, and no part of the Trust assets shall revert to the Company or any of its Affiliates.

             (1) Disallowance of Deductions. In the event that all or part of the deductions under Code section 404 for the Company's contributions to the Plan on or after the Effective Date are disallowed by the Internal Revenue Service, all contributions being conditioned on their deductibility under the Code shall be returned to the Company.

             (2) Mistake of Fact. In the event that a Company contribution to the Plan is made by a mistake of fact, then such contribution shall be returned to the Company.

Any return of contributions permitted under this section 4.15 shall be made within one year after the disallowance of deduction, or the payment of the contribution due to a mistake of fact, as applicable. In the event that any refund is paid to the Company hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto.

     4.16 Rollover Contributions. Effective February 11, 1995, no Rollover Contributions may be made to the Plan. The term "Rollover Contribution" shall mean any amount which is in U.S. dollars and is attributable to a distribution from another qualified plan, if such distribution meets the requirements for an eligible rollover distribution defined in--

             (1)     Code section 402(c)(4), or

             (2) Code section 408(d)(33) (relating to certain distributions from an individual retirement account or an individual retirement annuity).

     4.17 Transfer Contributions. Effective as of February 11, 1995, no Transfer Contributions may be made to the Plan; provided, however, that if directed by the Plan Administrator, the Trustee may accept a transfer of assets from the Prior Plan consisting of the accrued benefits in the Prior Plan of individuals who became employees of the Company as of October 2, 1994, but provided further, however, that no Transfer Contribution shall be accepted from a defined benefit pension plan. The Plan Administrator shall establish and maintain or cause to be established or maintained, as part of the Trust, an Account for the amounts transferred hereunder, and all relevant data pertaining thereto. All such transferred amounts shall be held by the Trustee for the exclusive benefit of such Employee in accordance with the terms of this Plan. to be commingled, invested, and reinvested with the other assets of the Plan.


                  ARTICLE V. MEMBER ACCOUNTS: INVESTMENT FUNDS

     5.1 Investment Policy. All Before-Tax Contributions, Matching Employer Contributions, Discretionary Employer Contributions, Rollover Contributions, Transfer Contributions, and After-Tax Contributions shall be paid to the Trustee and held in the Trust in accordance with the Trust Agreement for the sole and exclusive purpose of providing benefits under the Plan to Members and their Beneficiaries, and such persons shall look only to the Trust for payment of their benefits under the Plan. The Trust Fund shall consist of Investment Funds as the Plan Administrator shall designate, consistent with its investment policy and method for funding the Plan and the requirements of ERISA. The Plan Administrator will also have the right to terminate any such Investment Fund. The Plan is intended to constitute a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations section 2550.404c- 1.

     5.2 Investment of Contributions. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders), each Member may direct the investment of his Accounts in any of the Investment Funds which shall be established and maintained by the Trustee under section 5.1 and which are described in section 5.4 below. In the case of Members who have outstanding loans under Article VIII, notes representing such loans shall be held in a Loan Fund, which also shall be an Investment Fund under the Plan. At least semi-annually, the Plan Administrator shall notify each Member of the value of his monies in each Investment Fund.

     5.3     Investment Election By Members.

     (a) Investment of Contributions. At such time and in such manner as the Plan Administrator shall prescribe, and subject to the provisions of Article XIII (Qualified Domestic

Relations Orders), each Member may file with the Plan Administrator such Member's investment election with respect to the existing Balance of the Member's Accounts and with respect to the portion of future contributions which are allocated to his Accounts. Each Member may elect to have the amounts in his Accounts invested, in increments of 10 percent of the total in his Accounts, in one or more of the Investment Funds. Separate investment elections with respect to Before-Tax Contributions, After-Tax Contributions, Matching Employer Contributions, Discretionary Employer Contributions, Rollover Contributions, and Transfer Contributions may not be made. Each Member is solely responsible for the selection of his investment options. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

     (b) Election to Change Investment Funds with Respect to Future Contributions. Any investment direction given by a Member shall be deemed to be a continuing direction until changed. A Member may change his investment direction with respect to the investment of his future contributions at such times as the Plan Administrator may prescribe by filing a new election with the Plan Administrator on such form, at such time in advance, and in accordance with such other procedures as the Plan Administrator or its delegate may prescribe. Such change shall be limited to the Investment Funds described in section 5.4 and the percentages described in this section 5.3. Separate changes of investment elections with respect to each type of contribution may not be made. Such change shall be made operative only with respect to those contributions actually received by the Trustees on and after the date the Trustees receive from the Plan Administrator such written notice of change as shall be agreed to between the Plan Administrator and the Trustees.

     (c) Election to Change Investment Funds with Respect to Existing Amounts. At such times as the Plan Administrator may prescribe, a Member may transfer, in multiples of 10 percent, part or all of the value of his monies in one or more of the Investment Funds described in section 5.4, to another of the Investment Fund or Investment Funds described therein. A Member may transfer part or all of the value of his monies by filing a new election with the Plan Administrator on such form, at such time in advance, and in accordance with such other procedures as the Plan Administrator or its delegate may prescribe.

     (d)     The right to change investment elections described in subsection
             (c), above, shall also apply to the Beneficiary of a deceased Member's Account Balance.

     5.4 Description of Investment Funds. The Investment Funds shall be any fund, contract, obligation, or other mode of investment, as selected from time to time by the Plan Administrator, for the investment of Members' Accounts in accordance with the provisions of section 5.1. The Plan Administrator shall have discretion to terminate such funds and establish new funds as it shall deem appropriate in accordance with section 5.1.

     5.5 Temporary Investment. The assets of any Investment Fund may be invested, pending permanent investment, or pending distribution to a Member or Beneficiary, in short-term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or in other investments of short- term nature, including prime commercial paper and participation in pooled accounts or funds.

     5.6     Plan Expenses.

     (a) Investment Fees. Expenses attributable to the management and investment of each Investment Fund shall be charged against the respective fund.

     (b) Administrative Expenses. Subject to section 6.4, all fees paid to the Trustee for Trust services and annual audit expenses paid to the auditors or certified public accountants selected by the Plan Administrator shall be paid from the Trust and charged against the Investment Funds. All other fees, including fees paid for record-keeping services performed by the Trustee or by any other third-party service provider (except for such services as are attributable to the Member loan program described in Article VIII), and all reasonable expenses incurred in the administration of the Plan (including, but not limited to, the fees and compensation of auditors, accountants, legal counsel, and actuarial counsel) may be paid from the Trust and charged against the Investment Funds at the discretion of the Company, in accordance with section 408(b)(2) of ERISA. To the extent such fees are not paid by the Trust they shall be paid by the Company.

     (c) Missing Persons. Notwithstanding anything to the contrary in subsection (b) above, any expense attributable to account maintenance for any Member who has --

             (1)      terminated employment with the Company and its Affiliates,

             (2) has left no instructions with the Plan Administrator regarding disposition of such Member's Accounts, and

             (3) for whom the Plan Administrator has no current mailing address, shall be charged against such Member's Account.

     5.7 Valuations; Allocation of Investment Earnings and Losses. Accounts and Investment Funds shall be valued at fair market value as of each Valuation Date. Earnings, gains, and losses (realized or unrealized) for each Investment Fund shall be allocated to the portion of a Member's Accounts ("subaccount") maintained with respect to such Investment Fund, in the same ratio that the value of his subaccount bears to the sum of the values of all Members' subaccounts maintained with respect to such Investment Fund. For the purpose of this ratio, the value of a subaccount shall be the value of the subaccount as of the last preceding Valuation Date, adjusted for contributions, reallocated forfeitures, loan repayments, transfers between Investment Funds, distributions, withdrawals, and expenses since that Valuation Date.

                              ARTICLE VI.  VESTING

     6.1 Vesting in After-Tax Contributions Account, Before-Tax Contributions Account, and Rollover Account. A Member shall be fully vested and have a nonforfeitable interest in his After-Tax Contributions Account, Before-Tax Contributions Account and Rollover Contribution Account, and any amounts attributable thereto. A Member also shall be fully vested and have a nonforfeitable interest in the entire balance of his Account that is attributable to amounts transferred from the Prior Plan to this Plan.

     6.2 Vesting in Matching Employer Contributions. A Member shall have a nonforfeitable interest in the Matching Employer Contributions credited to his Account in accordance with the following schedule--

                 Years of Continuous
                      Service                          Vested Percentage

                 Less than 2 years                              0%
                 2 but less than 3                             40%
                 3 but less than 4                             60%
                 4 but less than 5                             80%
                 5 or more years                              100%

Notwithstanding the foregoing, a Member shall have a nonforfeitable interest in the Matching Employer Contributions credited to his Account, without regard to his completed years of Continuous Service, upon his Normal Retirement Date, Disability Retirement Date, Deferred Retirement Date, or upon his death while an Employee.

     6.3 Vesting in Discretionary Employer Contributions and Transfer Contributions. A Member who terminates his employment shall have a nonforfeitable interest in the Discretionary Employer Contributions credited to his Account in accordance with the following schedule:

                Years of Continuous
                     Service                       Vested Percentage

                 Less than 2 years                          0%
                 2 but less than 3                         20%
                 3 but less than 4                         30%
                 4 but less than 5                         40%
                 5 but less than 6                         60%
                 6 but less than 7                         80%
                 7 or more years                          100%

A Member who terminates his employment shall have a nonforfeitable interest in the Transfer

Contributions credited to his Account determined in accordance with the above schedule except as otherwise determined by the Board of Directors or required to comply with applicable law. Notwithstanding the foregoing, a Member shall have a nonforfeitable interest in the Discretionary Employer Contributions and Transfer Contributions credited to his Account, without regard to his completed years of Continuous Service, upon his Normal Retirement Date, Disability Retirement Date, or Deferred Retirement Date, or upon his death while an Employee.

     6.4     Forfeitures.

     (a) Matching Employer Contributions and Transfer Contributions. A Member's Matching Employer Contributions, and Transfer Contributions in which his interest is not vested under section 6.2 or 6.3 shall constitute a forfeiture following a Severance from Service, except to the extent provided in section 6.5. All forfeited amounts shall be used first to offset the expenses of administering the Plan (unless otherwise determined by the Plan Administrator), and then shall be used to reduce the Matching Employer Contributions made by the Company under section 4.3.

     (b) Discretionary Employer Contributions. A Member's Discretionary Employer Contributions in which his interest is not vested under section 6.3 shall constitute a forfeiture following a Severance from Service, except to the extent provided in section 6.5. All forfeited amounts shall be used first to offset the expenses of administering the Plan (unless otherwise determined by the Plan Administrator) and shall then be treated as additional Discretionary Employer Contributions pursuant to section 4.4.

     6.5 Reinstatement of Forfeited Amounts. If a Member has a Severance from Service, incurs a forfeiture of amounts in his Matching Employer Contributions Account, Discretionary Employer Contributions Account, or the Member's Transfer Account credited to him, and is subsequently reemployed and credited with an Hour of Service prior to incurring five consecutive One- Year Periods of Severance, then he shall have reinstated to him the amount of Matching Employer Contributions, Discretionary Employer Contributions, and Transfer Contributions forfeited at his Severance from Service. Such reinstatement shall be made by an additional Company contribution for the Plan Year of restoration or, failing that for any reason, by reallocating current forfeitures to affected Members' Accounts. Any amount reinstated pursuant to this paragraph shall be invested in the Investment Funds in the proportions selected in the most recent written direction filed with the Plan Administrator pursuant to section 5.3 of the Plan.

     If a Member who (a) had previously received a distribution of his partially vested interest in the Matching Employer Contributions, Discretionary Employer Contributions, or the Transfer Contributions credited to his Account and (b) is reemployed prior to incurring five- consecutive One-Year Periods of Severance, again incurs a Severance from Service prior to attaining a fully vested interest in the Matching Employer Contributions, Discretionary Employer Contributions, or the Transfer Contributions credited to his Account, then the portion of the Matching Employer Contributions, Discretionary Employer Contributions, or the Transfer Contributions credited to his Account which is distributable upon his later Severance from Service shall be determined as follows-

     (1) the amount of Matching Employer Contributions, Discretionary Employer Contributions, or the Transfer Contributions distributed to the Member from his Account upon his earlier Severance from Service shall be added to the adjusted balance of Matching Employer Contributions, Discretionary Employer Contributions, or the Transfer Contributions credited to his Account;

     (2) the amount determined under paragraph (1) shall be multiplied by the Member's vested percentage as of the date of his later Severance from Service determined under sections 6.2 and 6.3 of this Plan; and

     (3) the amount of Matching Employer Contributions, Discretionary Employer Contributions, or the Transfer Contributions distributed to the Member upon his Severance from Service shall be deducted from the product calculated under paragraph (2) to determine the amount distributable upon his later Severance from Service.


                          ARTICLE VII.  DISTRIBUTIONS

     7.1 Eligibility. Upon the termination of employment of a Member, the Member shall have the right to commence receiving a distribution of the nonforfeitable value of his Accounts. Distribution of a Member's Accounts shall be made as provided in subsection 7.2. For purposes of this Article VII, the term "termination of employment" shall have a meaning consistent with the term "separation from service" under section 401(k) of the Code, as determined by the Plan Administrator in accordance with the Code and applicable Treasury Regulations.

     7.2 Methods of Distribution. Unless otherwise provided in this Article VII or in Article XIII (Qualified Domestic Relations Orders), the Balance of the Member's Accounts shall be distributed under (a) or (b) below, as applicable.

     a)      Normal Form.

             (1) Termination of Employment Prior to Attainment of Age 65. If a Member has a termination of employment prior to age 65, the nonforfeitable value of a Member's Account shall be determined as of the Valuation Date coinciding with or immediately subsequent to his Normal Retirement Date and distribution shall be made in a single lump sum as soon as practicable after such Valuation Date.

             (2)      Termination of Employment on or After Attainment of Age
                      65. If a Member has a termination of employment on or after age 65, the nonforfeitable value of a Member's Account shall be determined as of the Valuation Date coinciding with or immediately subsequent to his Deferred Retirement Date, as applicable, and distribution shall be made in a single lump sum as soon as practicable thereafter.

     (b) Installment Option. In lieu of the normal form of payment under subsection (a) above, a Member who incurs a termination of employment or who is subject to the distribution requirements of section 7.3 herein, may elect to receive the nonforfeitable value of his Accounts in annual cash installment payments over a period not exceeding the lesser of (1) five years or (2) the life expectancy of the Member or the joint life expectancy of the Member and his Beneficiary, as designated by the Member, with each such installment determined by dividing the nonforfeitable value of the Member's Accounts on the Valuation Date coinciding with or immediately preceding the date of payment by the number of installments remaining to be paid. If the Member dies after commencing benefit payments hereunder but before receiving the entire nonforfeitable amount credited to his Account, then the remaining Balance shall be paid in a single lump sum in cash to the Member's Beneficiary, as soon as practicable after the Valuation Date which coincides with or next follows the Member's death.

     (c) Early Commencement of Benefits. A Member who incurs a termination of employment prior to age 65 may elect to receive the normal form of benefit payment or the installment option payment of his nonforfeitable Account Balance upon his termination of employment. His Accounts shall be valued as of the Valuation Date coinciding with or subsequent to his termination of employment and distribution shall be made as soon as practicable following such Valuation Date. If a Member incurs a termination of employment prior to age 65 and makes no election hereunder, the Plan Administrator shall send such Member, via certified mail, return receipt requested, a notice informing the Member of his right to elect to commence immediate distribution of his nonforfeitable Account Balance upon his termination of employment. The Member shall retain the right to elect early distribution of his nonforfeitable Account Balance for 60 days following receipt of such certified mailing.

     (d) Termination of Employment on Account of Permanent Disability. If a Member has suffered a Permanent Disability and terminates employment with the Company by reason of such Permanent Disability, that Member may elect to receive the normal form of benefit payment or the installment option payment of his Account Balance upon his Disability Retirement Date. Ms Accounts shall be valued as of the Valuation Date coinciding with or immediately subsequent to his Disability Retirement Date, and distribution shall be made as soon as practicable following such Valuation Date.

     (e) Payment of Small Amounts. Notwithstanding the provisions of paragraph (a)(1) or subsections (b), (c) or (d) above, if the nonforfeitable value of a Member's Accounts is $3,500 or less as of the Valuation Date coinciding with or immediately subsequent to his termination of employment with the Company or any Affiliate (and, if the Member has not attained age 65, has never exceeded $3,500 at the time of any prior distribution), then the Plan Administrator shall specify that the distribution of the Member's Account shall be made in a single lump sum as soon as practicable after his termination of employment.

     (f) Payment of Transfer Contributions. If a Member has Transfer Contributions credited to his Account from another plan of the Company or an Affiliate, then the nonforfeitable value of his Transfer Contributions shall be payable according to the terms and the forms set forth in said plan or plans, in accordance with Treasury Regulations under Code section 41 1 (d)(6). Notwithstanding the foregoing, if the nonforfeitable Account Balance of such Member does not exceed $3,500 (and, if the Member has not attained age 65, has never exceeded $3,500 at the time of any prior distribution), then payment of the Member's Account, including his Transfer Account, shall be payable in a single lump sum as soon as practicable following his termination of employment with the Company and its Affiliates.

     (g) Investment of Member's Accounts. If the value of a Member's Accounts are to be paid as a deferred lump sum under paragraph
             (a)(1), or a deferred installment payment form under subsection
             (b), the Member may, after his termination of employment, elect to transfer his Accounts in the Investment Funds in the same manner as provided in Section 5.3 for an active Member.

     (h) Notice and Consent Requirements. Notwithstanding anything in subsections (c) and (d) to the contrary, in the case of a Member described in subsection (c) or (d) who has not reached age 65 and whose vested Account balance exceeds $3,500 (or has ever exceeded $3,500 at the time of any prior distribution), no distribution shall be made (or commence) without the written consent of the Member. If the Member does not so consent, then distribution will be deferred as described in subsection (a). A Member's election to receive payment prior to age 65 must be made no earlier than ninety (90) days and no later than thirty (30) days prior to the benefit commencement date and in no event earlier than the date the Plan Administrator provides the Member with written information relating to his right to defer payment until age 65, the modes of payment available to him and the relative values of each. Such information must be supplied not less than 30 days nor more than 90 days prior to the benefit commencement date.

     (i) Optional Trustee-to-Trustee Transfers. In the event any payment or payments (excluding any amount not includable in gross income) to be made to a Member pursuant to this Article VII would constitute an "eligible rollover distribution" within the meaning of section 402(f)(2)(A) of the Code, such Member may request that, in lieu of payment to the Member, the amount of such payment or payments be transferred directly from the Trust to the trustee of (1) an individual retirement account described in section 408(a), (2) an individual retirement annuity described in section 408(b) (other than an endowment contract), (3) an annuity plan described in section 403(a), or (4) a qualified defined contribution plan the terms of which permit the acceptance of rollover distributions.
             Any such request shall be made in writing, on the form prescribed by the Plan Administrator for such purpose, at least 30 days prior to the date such payment would otherwise be made.

             The provisions of this subsection (i) shall be construed to comply with the requirements set forth in section 401(a)(31) of the Code and any regulations thereunder.

     7.3 Minimum Distribution Requirements. Notwithstanding any other provision of the Plan to the contrary--

     (a) Basic Rule. Unless the Member otherwise elects in writing, distribution to such Member shall be made (or shall commence) not later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events:

             (1)      the Member attains age 65;

             (2) the Member attains the tenth anniversary of the date on which he became a Member under the Plan, or

             (3)      the Member's termination of employment.

     (b) Required Distribution Date. Notwithstanding anything to the contrary in this Article VII, payment of all benefits to a Member who is a 5 percent or greater owner (as defined in Code section 416(i)(1)(B)(i)) at any time during the 5-Plan year period ending in the calendar year in which the Member attains age 70 1/2 or thereafter shall be made by the later of (1) April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 or (2) April of the calendar year following the calendar year in which he becomes a 5 percent owner regardless of whether he is still employed by the Company or an Affiliate. In the case of a Member who is not a "5 percent owner," (as defined in Code section

             416(i)(I)(B)(i)) at any time during the 5-Plan-Year period ending in the calendar year in which the Member attains age 70 1/2- or thereafter, a Member's entire interest in the Plan shall be distributed to him (or begin to be distributed to him) not later than April 1 following the calendar year in which he (1) attains age 70 1/2, or (2) terminates his employment with the Company and its Affiliates, whichever is later; provided that, beginning in 1989, a Member's nonforfeitable Account Balance in the Plan shall be distributed to him (or shall commence to be distributed to him) not later than April 1 following the calendar year in which he attains age 70 1/2, regardless of when he terminates his employment. Notwithstanding the preceding sentence--

             (A) a Member who attained age 70 1/2 on or before December 31, 1987 and who was not a 5 percent owner at any time during the Plan Year ending with or within the calendar year in which such individual attains age 66 1/2 or during any subsequent Plan Year, may delay commencement of his distribution until April 1 of the calendar year in which occurs the later of (i) termination of employment or (ii) attainment of age 70 1/2; and

             (B)      the required distribution date in the case of a Member who
                      (i) attains age 70 1/2 during calendar year 1988; (ii) who remains in the employment of the Company or its Affiliates throughout such calendar year; and (iii) who was not a 5 percent owner at any time during the Plan Year ending with or within the calendar year in which such individual attains age 66 1/2. or during any subsequent Plan Year, shall be April 1, 1990.

     (c) Periodic Benefit Payments. A Member's entire interest in the Plan shall be distributed to him beginning not later than the date required pursuant to subsection (a) and (b) above, over the life of the Member (or over the joint lives of the Member and his designated Beneficiary) or in a payment or series of payments over a period not extending beyond the life expectancy of the Member (or the joint life expectancies of the Member and his designated Beneficiary), without recalculation of life expectancy. The amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Member's entire interest by the life expectancy of the Member or the joint and last survivor expectancy of the Member and his designated Beneficiary.

Distributions hereunder will be made in accordance with Code section 401(a)(9) and the regulations thereunder, including proposed regulation section 1.401(a)(9)-2, which are incorporated by reference herein pending the adoption of final regulations. The rules contained in Code section 401(a)(9) and the regulations thereunder shall override any distribution options in the Plan inconsistent with Code section 401(a)(9) and the regulations thereunder.

     7.4      Distribution Upon Death.

     (a)     In General.

             (1) Married Member. Unless the exception provided by paragraph (b) of this section 7.4 applies, in the event of a married Member's death prior to benefit commencement, the Plan Administrator shall direct the Trustee to distribute the Member's vested Balance to the Member's surviving spouse in one lump sum payment as soon as administratively practicable after the Valuation Date which coincides with or next follows the Member's death.

             (2) Unmarried Member. In the case of a Member who does not have a surviving spouse, the Plan Administrator shall direct the Trustee to distribute the Member's vested Balance to the designated Beneficiary in one lump sum payment as soon as administratively practicable after the Valuation Date which coincides with or next follows the Member's death.

     (b) Exception. The requirement of paragraph (a)(1) of this section 7.4 shall not apply if the Member makes a qualified election under subsection (c) of this section 7.4 to designate a Beneficiary other than his spouse. If a Member makes a qualified election under subsection (c) of this section 7.4 to designate a Beneficiary other than his Spouse, the Plan Administrator shall direct the Trustee to distribute the Member's Balance to the designated Beneficiary in one lump sum payment.

     (c) Qualified Election. A married Member may designate a Beneficiary other than his spouse. The written election by a Member to designate a Beneficiary other than his spouse shall not be effective unless it satisfies either of the following conditions:

             (1) The Member's spouse has consented in writing (A) to the specific Beneficiary or Beneficiaries designated by the Member or (B) to the Member's right to change his Beneficiary designation in the future without further consent by the spouse. In either case, the consent shall acknowledge the effect of such election, and such spouse's consent and acknowledgment shall be witnessed by a notary public.

             (2) It is established to the satisfaction of the Plan Administrator that the consent of the spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations under Code section 401(a)(11) or 417(a)(2).

Any consent by a spouse under paragraph (1) above, or any determination by the Plan

     Administrator under paragraph (2) above, shall be effective only with respect to that particular spouse. A spouse's consent under this section
     7.4 shall be irrevocable. A former spouse shall be treated as a spouse to the extent retirement income must be paid to such former spouse pursuant to a qualified domestic relations order within the meaning of Code section 414(p), except that no consent shall be required from such former spouse with respect to the form of payment specified in said order.

     (d)     Designation of Beneficiary.

             (1) General Rule. Any unmarried Member and any married Member, subject to the requirements of subsection (c) of this section 7.4, may designate one or more persons as Beneficiary to receive the balances in his Accounts upon his death. Each such designation shall be made on a form provided by the Plan Administrator, shall be effective only when filed in writing with the Plan Administrator, and shall revoke all prior designations.

             (2) Default Beneficiary. If no person is otherwise designated under this subsection, or if a designation is revoked in whole or in part, or if no designated Beneficiary survives the Member, the Member's Beneficiary shall be his surviving spouse or, if there is no surviving spouse, the following classes of survivors as the Plan Administrator may direct:

                      (A) The Member's children (including adopted children), or

                      (B)     The Member's parents (including step-parents), or

                      (C) the brothers and sisters of the Member (including half- and step siblings).

     7.5 In-Service Withdrawal of After-Tax Contributions. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders), a Member may withdraw all or any portion of his After-Tax Contributions Account; provided, however, that After-Tax Contributions made to the Prior Plan prior to January 1, 1987 (exclusive of income thereon) shall be withdrawn before amounts attributable to After-Tax Contributions made to the Prior Plan after December 31, 1986 and any earnings on After-Tax Contributions.

     7.6 In-Service Withdrawal of Matching Employer Contributions, Discretionary Employer Contributions. and Transfer Contributions. Except as otherwise required pursuant to section 7.2(f) or 7.3, no withdrawals are permitted with respect to Matching Employer Contributions, Discretionary Employer Contributions, or Transfer Contributions.

     7.7 In Service Withdrawal of Supplemental Before-Tax Contributions. Subject to the provisions of Article VIII (Qualified Domestic Relations Orders), a Member who has attained age 59-1/2 may withdraw all or any portion of his Supplemental Before-Tax Contributions Account (as defined in section 2. 1 (b)).

     7.8       Hardship Withdrawals.

     (a) General Rule. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders), during employment with the Company or an Affiliate a Member may withdraw his Before-Tax Contributions Account (except that portion of his Before-Tax Contributions Account which represents earnings on Before-Tax Contributions credited to a Member's Before-Tax Contributions Account under the Prior Plan after December 31, 1988), but such a withdrawal shall be available only upon a determination by the Plan Administrator that the Member has suffered a "financial hardship" and that the distribution is "necessary to meet the need created by such financial hardship."

     (b) Financial Hardship. For purposes of this section 7.8, a "financial hardship" means one of the following events, provided that such event occurs in connection with an "immediate and heavy financial need" as determined by the Plan Administrator taking into account all of the relevant facts and circumstances:

             (1) medical expenses described in Code section 213(d) incurred or reasonably anticipated to be incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Code section 152);

             (2) the acquisition, construction, reconstruction, or rehabilitation (excluding mortgage payments) of a principal residence for the Member;

             (3) the education of the Member, his or her spouse, children, or dependents,

             (4) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

             (5) an immediate and heavy financial need which would otherwise prevent the Member from feeding or sheltering his immediate family. The Plan Administrator shall make its findings as to the existence of financial hardship in accordance with uniform and nondiscriminatory standards, and shall be guided in such determination by Treasury Department Regulations under section 401(k) of the Code. The Plan Administrator may require a Member to submit any and all documentation that it deems necessary to substantiate the existence of a "financial hardship."

     (c) Distribution Necessary to Satisfy Financial Need. A distribution pursuant to this section 7.8 will not be treated as necessary to satisfy an immediate and heavy financial need of a Member to the extent the amount of the distribution is in excess of the amount required to relieve the financial need of the Member or to the extent such need may be satisfied from other resources that are reasonably available to the Member. This determination shall be made by the Plan Administrator on the basis of all relevant facts and circumstances and may take into account Federal state and local income taxes which the Member will be required to pay on any distribution from the Plan. A distribution generally may be treated as necessary to satisfy a financial need if the Company reasonably relies upon the Member's representation that the need cannot be relieved--

     (1)     through reimbursement or compensation by insurance or otherwise,

     (2) by reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

     (3)     by cessation of Before-Tax Contributions under the Plan, or

     (4) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company, its Affiliates, by any other employer, or by borrowing from commercial sources on reasonable commercial terms to the extent such loan would not itself cause an immediate and heavy financial need.

For purposes of this subsection, the Member's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Member.

     (d) Suspension of Before-Tax Contributions. If a Member withdraws any amount from his Before-Tax Contributions Account pursuant to this section, such Participant may not make Before-Tax Contributions under this Plan or elective deferrals under any other plan maintained by the Employer for a period of 12 months commencing on the date of his receipt of the withdrawal.

     7.9 In-Service Withdrawals from Rollover Account. Subject to the provisions of Article XIII (Qualified Domestic Relations Orders), a Member may withdraw all or any part of the amount in his Rollover Account.

     7.10      Provisions Applicable to All Withdrawals.

     (a) General. Payment of a withdrawal under section 7.5, 7.6, 7.7, 7.8, or 7.9 shall be made as soon as practicable.

     (b) Allocation Among Investment Funds. All withdrawals shall be made in cash and shall be allocated proportionately from each Investment Fund in which the Members' Accounts are invested. Account balances available for withdrawal shall be valued as of the Valuation Date next following the date such notice of withdrawal is delivered to the Plan Administrator.

     (c) Reduction for Loans. Notwithstanding anything in section 7.5, 7.6, 7.7, 7.8, or 7.9 or this section 7.10 to the contrary, if a Member has a loan outstanding under Article VIII, then such Member may not withdraw any amount from his Accounts which will cause the outstanding balance of such loan to exceed the limits in section 8.2, determined immediately following such withdrawal.


                        ARTICLE VIII.  LOANS TO MEMBERS

     8.1       Plan Administrator Authorized to Make Loans.

     (a) Eligibility to Apply for a Loan. A Member is eligible to apply for a loan if the Member is an Employee or if the Member is a former Employee and a "party in interest" within the meaning of section 3(14) of ERISA.

     (b) General Rule. Upon the written application of an eligible Member who has been a Member of the Plan for at least one year and whose nonforfeitable interest in his Account is at least $2,000, the Plan Administrator may direct the Trustee to make a cash loan to the Member if the Plan Administrator determines that the loan is on account of a "financial hardship" and that the loan is "necessary to satisfy the immediate and heavy financial need." In making such determination, the Plan Administrator shall take into account all relevant facts and circumstances in accordance with section 7.8(b) and (c). Whether such loans are made, as well as their amounts and terms, shall be in the sole and absolute discretion of the Plan Administrator, subject to the provisions of this Article and section 13.6 (regarding Domestic Relations Orders).

     (c) Members with Less than One Year of Membership. Upon application of an eligible Member who has not completed the one year of membership requirement set forth in (a) above, but who has met the other requirements of subsection (a), the Plan Administrator may direct the Trustee to make a cash loan to the Member, but only with respect to the Member's Rollover Account. Any such loan shall meet the other requirements of this Article VIII, except that section 8.4(e) shall not be applicable to such a loan.

Any loans made under this Article VIII shall be made as soon as practicable and the maximum amount of such loan shall be based upon the valuation of the Member's Accounts as of the Valuation Date immediately preceding the date of such loan.

     8.2       Amount of Loan.

     (a)       Minimum Amount.  The Minimum amount of any loan shall be $ 1,000.

     (b) Maximum Amount. The maximum amount of any loan (together with the amount outstanding on the date of the loan from any other loans under this Plan or any other qualified plan maintained by the Company or an Affiliate) shall not exceed the lesser of --

             (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the plans described above during the one-year period ending on the day before the date the loan is made, over the outstanding balance of loans from such plans on the date on which such loan was made, or

             (2) 50 percent of the nonforfeitable Account Balance of the Member.

     8.3 Interest. Each loan shall bear such reasonable rate of interest as the Plan Administrator may determine. In determining such rate of interest, the interest rates being charged by commercial lenders for loans made under similar circumstances and at the time a loan is made shall be considered. The Plan Administrator shall determine the applicable rate of interest no less frequently than on a quarterly basis.

     8.4       Other Restrictions.

     (a) No more than two loans may be outstanding to a Member at any time.

     (b) If a Member's employment with the Company or its Affiliates terminates for any reason, any loan shall then become due and payable.

     (c) Loans shall be available to all Members on a reasonably equivalent basis.

     (d) No loan shall be made unless the Plan Administrator, in his sole discretion, determines that the loan is adequately secured.

     (e)       Loans shall be drawn from the following Accounts, in order:
               Before-Tax Contributions (excluding that portion of the Member's Before-Tax Contributions Account which represents earnings on Before-Tax Contributions credited to a Member's Before-Tax Contributions Account after December 31, 1988), Rollover Contributions, Matching Employer Contributions, Discretionary Employer Contributions, and Transfer Contributions.

     (f) Loans shall be made as of the Valuation Date which coincides with or next follows the date which is 30 days after the Plan Administrator has received the Member's application for the loan.

     8.5 Term. Loans shall be for the period requested by the Member but the term of an loan shall not exceed five years, except for a loan for the purpose of acquiring a dwelling unit which is to be used as the principal residence of the Member.

     8.6       Repayment.

     (a) Loans shall be repaid in equal installments, one per payroll period, representing a combination of interest and principal, sufficient to amortize the loan during its term. Repayment shall commence as soon as practicable after the loan is made. Upon a change of the Member's payroll period, repayment amounts shall be adjusted if necessary to reflect the change.

     (b) Payments by active Employees shall be made through payroll withholding or other means acceptable to the Plan Administrator in its sole and absolute discretion.

     (c) Should there be an outstanding loan balance with respect to a Member at the time of his termination of employment with the Company or its Affiliates, the Member shall be given the opportunity to repay the outstanding loan balance in a single sum. If the Member declines to make such a repayment within 30 days of his termination of employment with the Company or its Affiliates, and to the extent a distribution of such Member's Accounts becomes payable, such Member's Account shall be reduced by any unpaid loan balance, and by any amounts withheld for the payment of taxes, as soon as practicable following his termination of employment, and the loan shall be considered fully paid as of the date of such reduction-, provided, however, that in the event the loan is secured by a residential property mortgage, the distribution to the Member shall consist of cash equal to the value of the Member's Account less the face value of the note and mortgage held in the Member's Loan Fund (as described in Section 8.7) plus the note and residential property mortgage held in the Loan Fund. The previous sentence shall not apply to a Member who, following his termination of employment, will remain a "party in interest" within the meaning of section 3(14) of ERISA.

     8.7       Loan Treated as Plan Investment . (a)       Loan proceeds shall
be paid pro rata from the Investment Funds In accordance with the proportion of the total value of the Member's Accounts (net of the Loan Fund), determined as of the Valuation Date which is coincident with or immediately preceding the date on which such loan is approved by the Plan Administrator, which is invested in each such fund. A nonnegotiable promissory note of the same face value shall then be credited as an asset of an individual Loan Fund established in the Member's name. The value of a Member's Accounts shall include the amount of principal remaining to be paid under such notes.

     (b) Repayments received by the Trustee shall be transferred to the Investment Funds in accordance with the Member's current investment election under section 5.3 at the time repayment is made.

     8.8 Documents. No loan under this Article shall be made until the Member has completed the appropriate form and submitted to the Plan Administrator the following:

     (a) A loan application setting forth such information as the Plan Administrator deems appropriate.

     (b) A promissory note designating the Trustee as payee, stating the amount, term, repayment schedule, interest rate and other terms and conditions consistent with this Article.

     (c) The Member's written authorization and direction that the Company shall withhold each payroll period, and remit to the Trustee, the installment amounts determined under section 8.6(a).

     (d) A security agreement granting a conditional security interest in fifty percent (50%) of the Member's entire Vested Balance in his Account to the Trustee as security for repayment of the loan and/or a residential property mortgage acceptable to the Plan Administrator to secure the amount of the loan. The Plan Administrator shall determine, in its sole discretion, whether to secure loans with residential property mortgages.

     8.9 Default. If a Member fails to make payment on a loan when due and such failure continues for 60 days thereafter, or in the event of the Member's bankruptcy, impending bankruptcy, insolvency, or impending insolvency, the Plan Administrator may declare the loan to be in default, in which case the entire unpaid balance shall become due and payable. The Plan Administrator may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default. If the entire amount due is not paid by the Member within 30 days following the declaration of default and if the Member has either attained age 59- 1/2 incurred a financial hardship within the meaning of section 7.8, or terminated employment with the Company and its Affiliates, the Plan Administrator may exercise its security interest by reducing the Member's Balance by the amounts due and by amounts withheld for the payment of taxes payable in connection with such reduction. Upon such exercise the note shall be canceled to the extent of such reduction.


                    ARTICLE IX.  ADMINISTRATION OF THE PLAN

     9.1 Appointment of the Plan Administrator. The Plan shall be administered by a committee (not to be less than three or more than five individuals) as shall be appointed by the Board of Directors as Plan Administrator and who shall serve at the pleasure of the Board of Directors. If any member of the committee is an Employee, he shall not receive compensation with respect to his services as Plan Administrator.

     9.2 Allocation of Fiduciary Responsibility. The Company and the Plan Administrator shall be deemed to be "named fiduciaries" within the meaning of section 402(a)(2) of ERISA with respect to the Plan. However, the Company, the Plan Administrator, and the Trustee shall have only those specific powers, duties, responsibilities. and obligations as are specifically given to them under this Plan or the Trust Agreement. Except as otherwise provided by its Board of Directors, the Company shall have the sole authority to determine the finding medium for the Plan; to appoint and remove the Trustee, the Plan Administrator, and any "investment manager"

(as defined in ERISA section 3(38); and (subject to section 10.1) to amend or terminate, whole or in part, this Plan or the Trust Agreement. The Plan Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in this Article. The Trustee shall have the sole responsibility for the safekeeping of the assets of the Plan held by it under the Trust Agreement. The Company and any investment manager appointed by the Company shall have the sole responsibility for the management of the assets of the Plan.

     9.3 Powers and Duties. Except for the authority and duties expressly given to the Trustee either under the Plan or under the Trust Agreement, the Plan Administrator shall control and manage the operation and administration of the Plan in accordance with its terms and purpose and shall have all powers necessary to do so, including, but not limited to, the following:

     (a)       to construe and interpret provisions of the Plan;

     (b) to make factual determinations and to decide all questions of eligibility for Plan participation and for the distribution of benefits,

     (c) to provide appropriate parties, including government agencies, with such returns, reports, schedules, descriptions, and individual statements as are required by law within the times prescribed by law; and to furnish to the Company, upon request, copies of any or all such materials, and further, to make copies of such instruments, reports, and descriptions as are required by law available for examination by Members and such of their Beneficiaries who are or may be entitled to benefits under the Plan in such places and in such manner as required by law;

     (d) to obtain from the Company, Employees, and the Trustee such information as shall be necessary for the proper administration of the Plan;

     (e) to determine the amount, manner, and time of distribution of benefits hereunder;

     (f) to appoint and retain such agents, counsel, and accountants deemed necessary for the proper administration of the Plan and, when required to do so by law, to engage an independent certified public accountant to audit the Plan's operations and financial statements;

     (g) to communicate to the Trustee in writing 0 necessary information to carry out the terms of the Plan and the Trust Agreement;

     (h) to notify the Trustee in writing of the termination of the Plan or the complete discontinuance of Company contributions;

     (i) to direct the Trustee to make distribution to each Member and Beneficiary in accordance with Article VII; and

     (j) to do such other acts and adopt such rules reasonably required to administer the Plan in accordance with its provisions or as may be provided for or required by law.

     (k) to vote proxies or exercise any night appurtenant to any investment held in the Trust.

The Plan Administrator shall have no authority or responsibility other than as is granted in the Plan, or as is imposed as a matter of law, and shall discharge its duties hereunder solely in the interest of Members and their Beneficiaries and for the exclusive purpose of providing benefits to said Members and their Beneficiaries. Any decisions and determinations made by the Plan Administrator pursuant to its powers and duties described in the Plan shall be conclusive and binding upon all parties. The Company shall furnish the Plan Administrator with all information available to it which the Plan Administrator may reasonably require in order to perform its functions hereunder. Except as otherwise provided in ERISA, neither the Plan Administrator nor any person to whom the Plan Administrator may delegate any duty or power shall be liable for any act or omission, except for its or his own gross negligence or wilful misconduct. Except as otherwise provided in ERISA, the Plan Administrator shall not be personally liable under any contract, or any bond made by him or on his behalf as the Plan Administrator, or for any mistake of judgment made by him or on his behalf as the Plan Administrator, or for any loss not resulting from his own gross negligence or willful misconduct.

     9.4 Payment to Minors. If the Beneficiary of any Member shall be a minor, the Plan Administrator shall be fully protected in directing the Trustee to make any payment required to be made to such minor to any person who shall be a custodian for such minor under the provisions of the Uniform Gifts to Minors Act in effect in the state in which such minor shall reside at the time of such payment.

     9.5     Claims Procedure.

     (a) All claims for benefits and for the determination of the qualified status of a Domestic Relations Order under this Plan shall be filed in writing with the Plan Administrator in accordance with such procedures as the Plan Administrator shall reasonably establish.
             If any claim under the Plan is wholly or partially denied, the following procedure shall apply.

     (b) Notice of Denial. The claimant shall be given notice in writing of such denial within 90 days after receipt of the claim, setting forth the following information:

             (1)      the specific reason or reasons for the denial;

             (2) specific reference to pertinent Plan provisions on which the denial is based;

             (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

             (4) an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or his authorized representative by fifing with the Plan Administrator, within 60 days after such notice has been received, a written request for such review" and;

             (5) an explanation that if such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in paragraph (4) above.

     (c) Extension of Time for Notice of Denial. If special circumstances require an extension of time beyond the 90-day period. the claimant shall be so advised in writing within the initial 90-day period.
             In no event shall such extension exceed an additional 90 days.

     (d) Time of Plan Administrator Decision. The decision of the Plan Administrator shall be made promptly, and not later than 60 days after the Plan Administrator's receipt of the request for review. unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

     (e) Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan, until he has first exhausted the procedures set forth in this section.

     9.6 Indemnity for Liability. To the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify all Employees involved in the design, administration, or operation of the Plan against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Company's approval, arising from such person's action or failure to act with regard to the Plan.

                   ARTICLE X. AMENDMENT; TERMINATION, MERGER

     10.1 Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend this Plan, or discontinue or terminate the Plan by delivering to the Plan Administrator a copy of an amendment or appropriate Board of Directors resolution of discontinuance or termination certified by an officer of the Company; provided, however, that except as provided in section 4.15, the Company shall have no power to amend or terminate this Plan in such manner as would cause or permit any of the Trust assets to be diverted to purposes other than for the exclusive benefit of the Employees of the Company or their Beneficiaries or would cause any reduction in the amount theretofore credited to any Member or would cause or permit any portion of the Trust assets to revert to or become the property of the Company; and provided, further, that the duties or liabilities of the Plan Administrator shall not be changed without its written consent. Notwithstanding anything in this Section to the contrary, the Plan Administrator may make all technical, administrative, regulatory and compliance amendments to the Plan as it shall deem necessary or appropriate, without the approval of the Company or the Board of Directors; provided, however, that the Plan Administrator shall report to the Board of Directors at least annually on Plan amendments adopted by the Plan Administrator pursuant to this sentence.

     10.2 Amendment for Tax Exemption. The Company reserves the right to amend this Plan in such manner as may be necessary or advisable so that said Plan may qualify and continue to qualify as a qualified employee benefit plan under the provisions of the Code as now in force or as it may hereafter be changed or amended; and any such amendment may be made retroactively provided, however, that no such amendment shall operate either directly or indirectly to deprive any Member of the Member's vested and nonforfeitable interest in his Accounts as of the time of such amendment.

     10.3 Terminations and Partial Terminations. In the event of, and upon, the Company's termination or partial termination of the Plan or complete discontinuance of contributions, the interest in the Accounts of each Member who shall be an Employee on the date of such termination or complete discontinuance (or, in the case of a partial termination, the Members affected thereby) shall vest. For the purposes hereof "partial termination" shall have the same meaning as under section 1.411 (d)-2 of the Treasury Regulations.

     10.4 Mergers, Consolidations, Transfers of Assets. The Plan shall not be merged or consolidated with, nor shall any of its assets or liabilities be transferred to another plan unless. immediately after such merger, consolidation, or transfer, each Member and Beneficiary shall be entitled to receive a benefit which is at least as large as the benefit he would have been entitled to if the Plan had been terminated immediately prior to such merger, consolidation, or transfer.

                         ARTICLE XI.  LEASED EMPLOYEES

     11.1    Treatment of Leased Employees Under the Plan.

     (a) Eligibility and Vesting. Solely for purposes of determining when an individual has completed a Year of Eligibility Service, and for determining an individual's years of Continuous Service, hours of service as a Leased Employee (as defined below) shall be treated as Hours of Service and Continuous Service as an Employee.

     (b) Limitation on Annual Additions. For purposes of the limitation on Annual Additions set forth in section 4.14--

             (1) any contributions or benefits which are provided under a plan maintained by a Leasing Organization (as defined below) and which are attributable to an individual's service as -a Leased Employee performed for the Company or a Related Person (as defined below) shall be treated as provided by the recipient of such services, and

             (2) Limitation Compensation shall include the amounts specified in section 4.14(c)(4) which are received by the individual for his service as a Leased Employee.

     (c) Eligibility to Participate. A Leased Employee shall not be eligible to become a Member under the Plan unless and except to the extent that he shall qualify as an Eligible Employee without regard to the provisions of this Article XI.

     11.2 Service Not Counted. Except for section 11.1 (c), this Article XI shall not apply to any Leased Employee for any period during which such individual is covered by a Leasing Organization Pension Plan (as defined below), unless Leased Employees constitute more than 20 percent of the Company's Nonhighly Compensated Work Force.

     11.3    Definitions.  For purposes of this Article--

     (a) "Leased Employee" shall mean any individual who provides services for the Company and--

             (1) such services are provided pursuant to an agreement between the Company and a Leasing Organization,

             (2) such services are of a type historically performed the business field of the Company by a common law employee,

             (3) such individual is not a common law employee of the Company, and

             (4) such individual has performed such services as a Leased Employee for the Company and any Related Person on a substantially full-time basis for a period of at least one year.

             For purposes of the preceding sentence, an individual is considered to have performed services on a substantially full-time basis for a period of at least one during any consecutive 12-month period such person has either (A) performed at least 1,500 Hours of Service for the Company and any Related Person, or (B) performed services for the Company and any Related Person for a number of hours of service at least equal to 75 percent of the number of hours customarily performed by a common law employee of the Company or Related Person in the particular position.

     (b)     "Leasing Organization" shall have the same meaning as under Code section 414(n)(2)(A).

     (c) "Leasing Organization Pension Plan" shall mean a plan maintained by a Leasing Organization which with respect to the Leased Employee--

             (1) is a money purchase pension plan with a nonintegrated Company contribution rate of at least 10 percent,

             (2) provides for immediate participation and for full and immediate vesting, and

             (3) provides for immediate participation for each Leased Employee (other than Leased Employees who perform substantially all of their services for the Leasing Organization and Leased Employees whose compensation (within the meaning of Code section 414(n)(5)(C)(iii)) from the Leasing Organization is less than $1,000 in each Plan Year during the 4-plan-year period ending with the Plan Year for which a determination is being made).

     (d) "Related Person" shall have the meaning prescribed in Code section 144(a)(3).

     (e)     "Nonhighly Compensated Work Force" shall have the meaning in Code section 414(n)(5)(C)(ii).

     11.4 Construction. The purpose of this Article M is to comply with the provisions of Code section 414(n). All provisions of this Article shall be construed consistently therewith, and, without limiting the generality of the foregoing, no individual shall be treated as a Leased Employee except as required under such Code section 414(n).

                       ARTICLE XII.  TOP-HEAVY PROVISIONS

     12.1 General Rule. In the event that the Plan becomes top-heavy, or is a member of a top-heavy group, the provisions of this Article shall apply.

     12.2 When Plan is Top-Heavy. The Plan shall be top-heavy for a Plan Year if, as of the Determination Date (as defined below), the aggregate of the Account balances of Key Employees (as defined below) under the Plan exceeds 60 percent of the aggregate of the Account balances of all Employees under the Plan. For purposes of this section and section 12.3--

     (a) Account balances shall include the aggregate amount of any distributions (including distributions from terminated plans) made with respect to the Employee during the five-year period ending on the Determination Date and any contributions due but unpaid as of said determination date, and

     (b) the Account balance of any individual who has not performed services for the Company or its Affiliates at any time during the five-year period ending on the applicable Determination Date shall not be taken into account.

The determination of the foregoing ratio shall be made in accordance with Code section 416(g), which is incorporated herein by this reference.
Notwithstanding the foregoing, the Plan shall not be top-heavy if it is part of an affiliation group of plans. as defined in section 12.3 (a), that is not a top-heavy group.

     12.3 When Plan is in Top-Heavy Group. A Plan is a member of a top-heavy group with respect to a Plan Year if, as of the Determination Date, it is part of an affiliation group of plans which is top-heavy. For purposes of this section--

     (a) an "affiliation group of plans" includes all plans qualified under Code section 401 (a) which are maintained by the Company or an Affiliate and--

             (1)      in which a Key Employee is a Member, or

             (2) which enables any other plan described in paragraph (1) to meet the requirements of Code section 401(a)(4) or 410.
                      In addition, at the election of the Plan Administrator, the affiliation group of plans may be expanded to include any other qualified plan maintained by the Company or an Affiliate such expanded affiliation group of plans meets the requirements of Code section 401 (a)(4) and 410.

     (b) An affiliation group of plans shall be a "top-heavy group" with respect to a Plan Year if, as of the Determination Date, the sum of--

             (1) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and

             (2)      the aggregate of the accounts of Key Employees under all
                     defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all Employees (other than former Key Employees) covered under the affiliation group of plans. In making this determination. the provisions of section 12.2 (other than the first sentence thereof) shall be applicable. The accrued benefits of individuals who have not performed services for the Company or its Affiliates at any time during the five year period ending on the Determination Date shall not be taken into account. The determination of the foregoing ratio shall be made in accordance with section 416(g) of the Code, which is incorporated herein by this reference.

     12.4 Minimum Contribution. For each Plan Year with respect to which the Plan is top heavy or is a member of a top-heavy group, the minimum amount of Company contributions allocated under the Plan for the benefit of each Member who is a Non-Key Employee and who is otherwise eligible for such an allocation, together with amounts allocated under all other qualified defined contribution plans maintained by the Company or an Affiliate, shall be the lesser of--

     (a)     3 percent of the Member's Limitation Compensation for the Plan
Year, or

     (b) the Member's Limitation Compensation times a percentage equal to the largest percentage of such Limitation Compensation allocated under such plans with respect to any Key Employee for the Plan Year.

Notwithstanding the foregoing, before-tax contributions and employer matching contributions shall not be taken into account for purposes of satisfying the minimum contribution requirement. This section shall not apply to an Employee covered under a qualified defined benefit plan maintained by the Company if the Employee's benefit thereunder satisfies the requirements of Code section 416(c).

     12.5 Limitation on Compensation. For purposes of allocating contributions to a Member's Accounts under section 4.4 for a Plan Year with respect to which the Plan is top-heavy, or is a member of a top-heavy group, the maximum amount of Compensation taken into account in section 2.13 shall apply.

     12.6 Adjustment in Maximum Limitation on Account Additions. For any Plan Year with respect to which the Plan is top-heavy, or a member of a top-heavy group, sections 4.14(c)(2)(A) and (3)(A) shall be applied by substituting "1.0" for "1.25."

     12.7 Minimum Vesting Requirements. Notwithstanding the provisions of sections 6.2 and 6.3, if the Plan is determined to be top-heavy with respect to a Plan Year then a Member shall have a nonforfeitable right to the Matching Employer Contributions, Discretionary Employer Contributions, and Transfer Contributions credited to his Account in accordance with the following schedule:

                 Continuous Service                Vested Percentage

                 Less than 3                                  0%
                 3 or more                                  100%

If in a subsequent Plan Year the Plan is no longer top-heavy, the vesting provisions that were in effect prior to the time the Plan became top- heavy shall be reinstated provided, however, that no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year and further provided that a Member who has at least three years of Continuous Service at the start of such Plan Year shall have the option of remaining under the vesting schedule in effect while the Plan was top-heavy. However, this section does not apply to the Account of any Member who does not have an Hour of Service after the Plan has initially become top-heavy.

     12.8    Definitions.  For purposes of this Article XII--

     (a) "Determination Date" with respect to a Plan Year shall mean (1) the last date of the preceding Plan Year, or (2) in the case of the first Plan Year of any plan, the last day of such Plan Year.

     (b) "Key Employee" shall mean an Employee, former Employee, or a Beneficiary as prescribed in Code section 416(i).

     (c) "Non-Key Employee" shall mean any Employee who is not a Key Employee or a Beneficiary of such an Employee.


               ARTICLE XIII.  QUALIFIED DOMESTIC RELATIONS ORDERS

     13.1 Applicability of Article. The Plan Administrator shall apply the provisions of this Article with regard to a Domestic Relations Order (as defined below) to the extent not inconsistent with Code section 414(p).

     13.2 Establishment of Procedures. The Plan Administrator shall establish procedures, consistent with Code section 414(p), to determine the qualified status of any Domestic Relations Order, to administer distributions under any Qualified Domestic Relations Order (as defined below), and to provide to the Member and the Alternate Payee(s) (as defined below) all notices required under Code section 414(p) with respect to any Domestic Relations Order.

     13.3 Determination of Qualified Domestic Relations Order Status. Within a reasonable period of time after the receipt of a Domestic Relations Order (or any modification thereof), the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order.

     13.4    Establishment of Segregated Accounts and Payment Procedures.

     (a) Separate Account for Members Not Yet Entitled to Receive Benefits. If a Domestic Relations Order has been determined to be a Qualified Domestic Relations Order in accordance with section 13.3, a separate account for the benefit of the Alternate Payee(s) named in such order shall be established. The Plan Administrator shall cause to be transferred from the affected Member's Accounts to the Alternate Payee's account such amount as the Plan Administrator deems reasonable and necessary to satisfy such order. If the Plan Administrator subsequently determines that the amounts it has caused to be so transferred are less than are reasonable and necessary to satisfy such order, the Plan Administrator may cause to be transferred such additional amounts as it deems reasonable and necessary to satisfy such order. If the Plan Administrator subsequently determines that the amounts it has caused to be so transferred are more than are reasonable or necessary to satisfy such order, the Plan Administrator may cause any such excess amounts to be paid to the person or persons who would have been entitled to such amounts if there had been no order, provided, however, if the Member or his Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such excess amounts shall be credited to the Member s Accounts and invested in accordance with the investment election most recently submitted by the Member pursuant to section 5.3. The amount of any transfers caused to be made by the Plan Administrator pursuant to this subsection (a) shall be determined in the sole and absolute discretion of the Plan Administrator.

     (b) Temporary Holding Account for Members Entitled to Receive Benefits. If, during any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Alternate Payee(s) would be entitled to any payment if the order had been determined to be a Qualified Domestic Relations Order, the Plan Administrator shall cause to be segregated in a separate account all amounts which would have been payable to any Alternate Payee(s) during such period if such order had been determined to be a Qualified Domestic Relations Order.

     (c) Payment from Temporary Holding Account to Plan Member in Certain Cases. If, by the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee(s) under a Domestic

             Relations Order, either it has been determined that a Domestic Relations Order is not a Qualified Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order has not been resolved, the Plan Administrator shall cause to be paid all amounts which have been segregated by reason of such order pursuant to subsection (a) above, including any earnings accrued thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Notwithstanding the preceding sentence, if the Member or his Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such segregated amounts, including all earnings having accrued thereon, shall be restored to the Member's Accounts and invested in accordance with the investment election most recently submitted by the Member pursuant to section 5.3.

     (d) Payment from Separate Account and Temporary Holding Account to Alternate Payee(s) if Order is Determined to be a Qualified Domestic Relations Order. If a Domestic Relations Order (or any modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall instruct the Trustee to apply, on a prospective basis, the terms and provisions of such Qualified Domestic Relations Order, and, in the event any amounts were segregated by reason of such order pursuant to subsection (b) above, the Plan Administrator shall cause to be paid in accordance with the Qualified Domestic Relations Order any appropriate amounts which have been so segregated (and have not been released pursuant to subsection (c)), including any earnings accrued thereon, to the Alternate Payee(s) entitled thereto, without regard to whether the Member has attained the "earliest retirement age" (as defined in Code section 414(p)(4)(B)) under the Plan.

     13.5 Subsequent Determination or Order to be Applied Prospectively. If a determination is made after the expiration of the 18- month period beginning on the date the first payment would be required to be made to an Alternate Payee(s) under a Domestic Relations Order that such order (or any modification thereof) is a Qualified Domestic Relations Order, such order shall be applied prospectively only.

     13.6    Withdrawals, Distributions, and Loans by or to Members

     (a) Withdrawals and Distributions. A Member shall not be permitted to withdraw or borrow from the Plan, nor shall there be distributed to a Member, any amounts being held in a segregated account by reason of a Domestic Relations Order.

     (b) Loans. In determining the maximum amount of any loan to a Member pursuant to Article VIII the Plan Administrator shall not include in the Vested Balance of the Member the vested portion of his Accounts being held in a segregated account by reason of a Domestic Relations Order.

     13.7 Investment. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to direct the investment of the separate account established for the Alternate Payee pursuant to a Qualified Domestic Relations Order in the same manner as provided in
Article V with respect to the Member.

     13.8    Definitions.  For purposes of this Article--

     (a) "Alternate Payee" shall mean any spouse, former spouse, child, or other dependent of a Member who is recognized by a Domestic Relations Order as having a right to receive a, or a portion of, the benefits payable under the Plan with respect to such Member.

     (b) "Domestic Relations Order" shall mean any judgment, decree, or order (including approval of a property settlement agreement) which--

             (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Member and

             (2) is made pursuant to a state domestic relations law (including a community property law).

     (c) "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which meets the requirements of Code section 414(p)(1).

                     ARTICLE XIV.  MISCELLANEOUS PROVISIONS

     14.1 Construction. Except as otherwise provided in section 514 of ERISA, the Plan shall be construed and regulated in accordance with the laws of the State of New York.

     14.2 Nonassignability. Except to the extent permissible under Code sections 40l(a)(13) and 414(p) and Article XIII, no Account or interest under this Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process (whether voluntary or involuntary), provided, however, that nothing herein shall prevent a Member from assigning his interest under this Plan as security for the repayment of any loan made to him from the Plan pursuant to Article VIII. Any attempt at such a prohibited assignment, alienation, attachment, garnishment, levy, execution, pledge. transfer, mortgage, or encumbrance shall be void and unenforceable.

     14.3 Missing Persons. If the Company is unable to locate a proper payee within one year after an Account becomes payable, the Company may treat the balance credited to the Account as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited to the Account upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law.

     14.4 Interest of Members. The sole interest of each Member and his respective Beneficiaries under the Plan shall be to receive the benefits provided for hereunder as and when the same shall become due and payable in accordance with the terms hereof, and neither any Member nor any such Beneficiary shall have any right, title or interest in or to any asset of the Plan.

     14.5 No Right to Employment Granted by Plan. Nothing contained herein shall require the Company or any of its Affiliates to continue any Member in its employ, or require any Member to continue in the employ of the Company or its Affiliates, or require the Company or its Affiliates to continue to compensate any Member during a Leave of Absence, or require the Company or its Affiliates to compensate any Member during any Leave of Absence at the same rate as prior to the commencement thereof, or require the Company or its Affiliates to rehire any former Member.

     14.6 Titles. The titles of sections are included only for convenience and shall not be construed as part of this Plan or in any respect affecting or modifying its provisions.

     IN WITNESS WHEREOF, STEINBACH STORES, INC. has caused this instrument to be executed by its duly authorized officers this ____ day of February, 1995, effective as of February 11, 1995.

                                        STEINBACH STORES, INC.

                                        By: /S/ THOMAS R. KETTELER
                                            -------------------------
                                        Its:  Vice President